UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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99¢ Only Stores

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99¢ ONLY STORES
_____________________________________________________

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS
_____________________________________________________

TIME AND DATE	9:30 a.m. Pacific Time on Tuesday, September 14, 2010

PLACE	City of Commerce Community Center
Rosewood Park Meeting Room
5600 Harbor Street
City of Commerce, California 90040

ITEMS OF BUSINESS	(1) To elect a Board of seven directors, each to hold office until the next annual meeting of shareholders and until his successor is elected.

(2) To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending April 2, 2011.

(3) To approve the 99¢ Only Stores 2010 Equity Incentive Plan.

(4) To consider and act upon a shareholder proposal, if properly presented at this meeting.

(5) To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

RECORD DATE	You can vote at the meeting and at any adjournment or postponement of the meeting if at the close of business on July 19, 2010 you were a shareholder of record of 99¢ Only Stores.

PROXY VOTING
Please vote as soon as possible, even if you plan to attend the meeting, to ensure that your shares will be represented.  All shareholders are cordially invited to attend the annual meeting in person.  However, to ensure your representation at the annual meeting, you are urged to complete and return the enclosed proxy if you receive a paper copy or grant a proxy through the Internet at www.proxyvote.com using the instructions included in the notice regarding the Internet availability of proxy materials as promptly as possible.  If you receive more than one proxy card because you own shares registered in different names or at different addresses, each card should be completed and returned.

INTERNET AVAILABILITY OF MATERIALS
This Notice of 2010 Annual Meeting of Shareholders and the accompanying Proxy Statement and our Annual Report of Form 10-K for the fiscal year ended March 27, 2010 may be viewed, printed and downloaded from the Internet at www.proxyvote.com.

By order of the Board of Directors

/s/ Eric Schiffer
July 25, 2010	Eric Schiffer
Chief Executive Officer

99¢ ONLY STORES

PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS ON
September 14, 2010

We are furnishing this proxy statement in connection with the solicitation by the Board of Directors (the “Board”) of 99¢ Only Stores (“the Company”), a California corporation, of proxies to be voted at our 2010 annual meeting of shareholders or at any adjournment or postponement thereof.

You are invited to attend our annual meeting of shareholders on Tuesday, September 14, 2010, beginning at 9:30 a.m. Pacific Time. The meeting will be held at the City of Commerce Community Center, Rosewood Park Meeting Room, 5600 Harbor Street, City of Commerce, California 90040.

The principal executive offices of the Company are located at 4000 Union Pacific Avenue, City of Commerce, California 90023.  We anticipate that this proxy statement and the accompanying proxy will be distributed to our shareholders on or about August 5, 2010.

Shareholders Entitled to Vote.  We have set the close of business on July 19, 2010 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting and any postponement or adjournment thereof.  At the record date, 69,729,873 shares of our common stock, no par value, were outstanding.  Our common stock is the only outstanding class of securities entitled to vote at the annual meeting.  At the record date, we had approximately 12,525 shareholders, which includes 395 shareholders of record.

Proxies. Your vote is important. If your shares are registered in your name, you are a shareholder of record. If your shares are in the name of your broker or financial institution, your shares are held in street name. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. Your submission of the enclosed proxy if you received a paper copy, or a proxy granted through the Internet at www.proxyvote.com using the instructions included in the notice regarding the Internet availability of proxy materials, will not limit your right to vote at the annual meeting if you later decide to attend in person. If your shares are held in a street name, however, you must direct the holder of record as to how to vote your shares, or you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the meeting. If you are a record holder, you may revoke your proxy at any time before the meeting either by filing with our Secretary, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the annual meeting and voting your shares in person.  If no instruction is specified on the enclosed proxy (if you received a paper copy) or the proxy granted through the Internet at www.proxyvote.com using the instructions included in the notice regarding the Internet availability of proxy materials with respect to a matter to be acted upon, the shares represented by the proxy will be voted (i) for the election as directors of the nominees for director set forth herein, (ii) for the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending April 2, 2011, (iii) for the approval of the 99¢ Only Stores 2010 Equity Incentive Plan, (iv) against the shareholder proposal set forth herein, if properly presented, and (v) if any other business is properly presented at the annual meeting, in accordance with the best judgment of the proxy holders.

Voting.  You are entitled to cast one vote for each share held of record on the record date on all matters to be considered at the annual meeting.

Quorum.  For shareholders to take action at the annual meeting, a majority of the shares of our common stock outstanding on the record date must be present or represented at the annual meeting. Abstentions and “broker non-votes” are counted for this purpose.

Broker Non-votes.  A “broker non-vote” arises when a broker does not receive instructions from a beneficial owner and does not have the discretionary authority to vote on an item. For this annual meeting, we understand that brokers have discretionary authority to vote only on the proposal to ratify the appointment of our independent registered public accounting firm.

Director Voting Notice.  In the past, brokers had discretionary authority to vote in the election of directors if they did not receive instructions from a beneficial holder. Due to a New York Stock Exchange (“NYSE”) rule change, brokers do not have this discretionary authority effective January 1, 2010. Accordingly, if you are a beneficial owner, you must instruct your broker on how you want your shares to be voted in the election of directors in order for your shares to be counted in the election.

Vote Required to Adopt or Approval Proposals.

Election of Directors.  Per our bylaws, to be elected, each director nominee in an uncontested election must receive a majority of votes cast in favor (i.e., the votes cast for a nominee’s election must exceed the votes cast against the nominee’s election). Shares that are not present or represented at the annual meeting and abstentions will not affect the election outcome. This election is an uncontested election.

Other Proposals.  Approval of each of the other proposals requires the affirmative vote of a majority of the shares present or represented, and entitled to vote thereon, at the annual meeting. Abstentions will have the same effect as an “against” vote. Broker non-votes will affect only the proposal to approve the 99¢ Only Stores 2010 Equity Incentive Plan, where they will have the same effect as an “against” vote if the total votes cast on the proposal do not exceed 50% of our outstanding shares.

Internet Availability of Proxy Statement and 2010 Annual Report.  The accompanying Notice of 2010 Annual Meeting of Shareholders, this Proxy Statement, the Annual Report on Form 10-K for the fiscal year ended March 27, 2010 and a sample proxy card may be viewed, printed or downloaded from www.proxyvote.com.

ITEM 1:     ELECTION OF DIRECTORS

Item 1 is the election of seven members of the Board of Directors.  In accordance with our bylaws, our directors are elected at each annual meeting and hold office until the next annual meeting and until their successors are elected and qualified.  Our bylaws provide that the Board of Directors shall consist of no less than seven and no more than eleven directors as determined from time to time by the Board of Directors. The Board of Directors currently consists of seven directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.  If any nominee is unable or unwilling to serve as a director at the time of the annual meeting or any adjournment thereof, the proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy.  We have no reason to believe that any nominees will be unable or unwilling to serve if elected as a director. If an incumbent director fails to win re-election to the Board in this election, then, unless the incumbent director has earlier resigned, his term will end on the date that is the earlier of ninety (90) days after the date on which the voting results are determined under California law or the date on which the Board selects a person to fill his office.

The Board of Directors proposes the election of the following nominees as directors:

Eric Flamholtz	Marvin Holen
Lawrence Glascott	Eric Schiffer
David Gold	Peter Woo
Jeff Gold

If elected, each of the nominees is expected to serve until the 2011 annual meeting of shareholders and thereafter until his successor is duly elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE ABOVE LISTED NOMINEES, ITEM 1.

ITEM 2:     RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, LLP (“BDO”) as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending April 2, 2011. During fiscal 2010, BDO served as our independent registered public accounting firm. See “Independent Registered Public Accountants” below. Representatives of BDO are expected to attend the annual meeting, be available to respond to appropriate questions and, if they desire, make a statement.

Although not required by our Articles of Incorporation or Bylaws, we are seeking shareholder ratification of BDO  as our independent registered public accounting firm.  We are doing so because we believe it is a matter of good corporate governance. If BDO’s appointment is not ratified, the Audit Committee will reconsider whether to retain BDO, but still may retain them.  Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our and our shareholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ABOVE PROPOSAL, ITEM 2.

ITEM 3:     APPROVAL OF 99¢ ONLY STORES 2010 EQUITY INCENTIVE PLAN

We are asking for approval of the 99¢ Only Stores 2010 Equity Incentive Plan (the “2010 Plan”), which will allow us to grant equity-based compensation to our employees, consultants and non-employee directors.  Upon approval of the 2010 Plan by our shareholders, no further awards will be made under our 1996 Stock Option Plan (the “1996 Plan”), which is currently our only active equity compensation plan.  The 1996 Plan will otherwise expire in accordance with its terms on March 19, 2011.

The 2010 Plan is being submitted to a vote of the shareholders in order to comply with NYSE rules and to allow us to deduct for federal income tax purposes any “performance-based compensation” that may be  paid under the 2010 Plan, as permitted by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  Shareholder approval will also allow us to grant incentive stock options under the 2010 Plan.

A copy of the 2010 Plan can be found in the accompanying Appendix B, and the following summary of the 2010 Plan’s material terms is qualified in its entirety by reference to the full text of the 2010 Plan.  Shareholders are urged to read the full 2010 Plan as set forth in Appendix B.

Summary of the 2010 Plan

The purpose of the 2010 Plan is to attract, motivate and retain the services of employees, consultants and non-employee directors by enabling them to participate in our growth and financial success through the ownership of equity-based awards, and to align their individual interests to those of our shareholders.  The 2010 Plan will become effective only upon approval by our shareholders.

Size of the Share Pool.  The 2010 Plan authorizes the issuance of 4,999,999 shares of our common stock.  This includes the unused capacity that will be rolled-over from the 1996 Plan and that will become subject to the terms of the 2010 Plan.

Key Terms.  The 2010 Plan authorizes the Compensation Committee (or, if our Board determines, another committee of independent directors of the Board, which in either case we will refer to in this proposal as the “Committee”) to grant awards and otherwise administer and interpret the 2010 Plan, and any award agreements and general programs adopted thereunder.  The 2010 Plan has been designed to provide a broad range of recommended compensation and governance terms, including the following:

•
No Repricings Without Shareholder Approval.  The 2010 Plan prohibits, without shareholder approval, both the amendment of any option or stock appreciation right to reduce its exercise price and the cancellation of an option or stock appreciation right in exchange for cash or any other award that has a lower exercise price or that provides additional value to the holder.

•
No In-the-Money Grants.  The 2010 Plan prohibits the grant of options or stock appreciation rights with an exercise price less than the fair market value of a share of our common stock on the date of grant.

•	Limited Delegation. The Committee may only delegate administrative actions under the 2010 Plan to our officers, and in no event may any officer be delegated the authority to grant or amend awards.

•
Minimum Vesting Requirements.  The minimum time-based vesting requirement for performance-based awards is one year, and non-performance-based awards are generally subject to a three year vesting period, provided that one-third of the award may vest on each of the first three anniversaries of the grant date.  In addition, the 2010 Plan only permits the Committee to accelerate the vesting of an award in the event of the holder’s death, disability or retirement, or upon a change in control.

•	Reissuance Restrictions. Shares that are tendered or withheld to satisfy the exercise price of an award or to cover tax withholding obligations may not be used again for new grants.

•
Limitations on Grants.  The maximum number of shares with respect to which one or more awards may be granted to any one person in a given year is 499,999.  The maximum amount of cash that may be paid to any one person in a given year with respect to one or more performance-based awards is $ 999,999.

Eligibility.  All employees, non-employee directors and consultants of 99¢ Only Stores and its affiliates are eligible to receive awards under the 2010 Plan, as determined by the Committee or the Board.  As of the date of this proxy statement, we have four non-employee directors and approximately 11,500 employees and consultants who are eligible to participate in the 2010 Plan, although we do not currently intend to grant equity awards under the 2010 Plan on a broad basis.

Administration.  Unless the Board assumes the role of the Committee or otherwise limits the Committee’s authority, the Committee has the power to make grants of awards under the 2010 Plan, to determine the types and sizes of awards, and the price, timing and vesting restrictions of awards, and to administer and interpret the Plan.  The Committee shall also have the limited power to delegate certain of its powers and responsibilities under the 2010 Plan, subject to the restrictions described above, and only to the extent consistent with applicable law.

Types of Awards.  The 2010 Plan authorizes the grant of stock options, stock appreciation rights, shares of restricted stock, restricted stock units, stock payments and general performance-based awards.  The following is a brief description of each type of award:

•
Stock Options.  Stock options provide a holder with the right to acquire shares of our common stock for the exercise price stated in the award.  There are two kinds of stock options: incentive stock options (as defined under Section 422 of the Code) and nonqualified stock options.  The option exercise price of all stock options granted pursuant to the 2010 Plan will not be less than 100% of the fair market value of a share of our common stock on the date of grant.  Stock options may vest and become exercisable as determined by the Committee, but in no event may a stock option have a term extending beyond the tenth anniversary of the date of grant.  In addition, as required by the Code, incentive stock options granted to any person who owns stock constituting more than 10% of our total voting power shall have an exercise price of not less than 110% of the fair market value of a share of our common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant.  The aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code may allow.

•
Stock Appreciation Rights (“SARs”).  SARs entitle a holder to receive an amount determined by multiplying (i) the difference between the fair market value of a share of our common stock on the date of exercise and the stated exercise price by (ii) the number of shares subject to the award.  Settlement of a SAR can be in cash or shares of our common stock (or a combination of both).  The exercise price of all SARs granted pursuant to the 2010 Plan will not be less than 100% of the fair market value of a share of our common stock on the date of grant.  SARs may vest and become exercisable as determined by the Committee, but in no event may a SAR have a term extending beyond the tenth anniversary of the date of grant.

•
Restricted Stock.  An award of restricted stock is a grant of shares of our common stock that is nontransferable and subject to forfeiture until certain conditions set forth in the award agreement are met.  Conditions may be based on continuing service to us or achieving one or more performance goals or other criteria.  During the restricted period, a holder of shares of restricted stock will have full rights with respect to such shares unless otherwise determined by the Committee, except that no dividends or distributions shall be payable on shares of restricted stock that are subject to the satisfaction of one or more performance goals until such goals are met, at which time accrued but unpaid dividends and distributions shall become payable to the holder.

•
Restricted Stock Units (“RSUs”).  RSUs provide for the issuance of shares of our common stock or an equivalent cash value at a future date upon the satisfaction of specific conditions set forth in the award agreement.  Conditions may be based on continuing service to us or achieving one or more performance goals or other criteria.  RSUs generally will be forfeited if the applicable vesting conditions are not met.  RSUs may be paid in cash, shares or a combination of both.  A holder of RSUs will not have any rights associated with the underlying shares until the vesting conditions are satisfied and shares of our common stock are actually issued.

•	Stock Payments. The 2010 Plan provides for the ability to make a payment of shares of our common stock (or a right to purchase shares) as part of a bonus, deferred compensation or other arrangement.

•
Performance Based Awards.  These awards may be granted in the form of cash bonus awards, stock bonus awards, performance awards or incentive awards that are paid in cash, shares of our common stock or a combination of both.  The value of these awards will be linked to the achievement of one or more performance goals.  In addition, the vesting or payout of any of the other types of awards that may be granted under the 2010 Plan may be made subject to the achievement of one or more performance goals.

Cancellation, Forfeiture, Expiration or Cash Settlement of Awards.  If an award expires or is canceled, forfeited or settled for cash, then any shares subject to such award may, to the extent of such expiration, cancellation, forfeiture or cash settlement, be used again for new grants under the 2010 Plan.  However, as noted above, any shares tendered or withheld to satisfy the exercise price or tax withholding obligation pursuant to any award may not be used again for new grants.  Any shares that again become available for grant will be added back on a one-for-one basis.

Performance-Based Compensation.  Awards may be granted to employees who are “covered employees” under Section 162(m) of the Code that are intended to be “performance-based compensation” so as to preserve the tax deductibility of the awards for federal income tax purposes.  These performance-based awards may be either equity or cash awards, or a combination of both.  Holders are only entitled to receive payment for a Section 162(m) performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee are satisfied.  These pre-established performance goals must be based on one or more of the following performance criteria:

•	Income/Loss (e.g., operating income/loss, EBIT or similar measures, net income/loss, earnings/loss per share, residual or economic earnings)

•
Cash Flow (e.g., operating cash flow, total cash flow, EBITDA, cash flow in excess of cost of capital or residual cash flow, cash flow return on investment and cash flow sufficient to achieve financial ratios or a specified cash balance)

•	Returns (e.g., on sales, revenues, investments, assets, capital and equity)

•	Working Capital (e.g., working capital divided by revenues)

•	Margins (e.g., variable margin, profits divided by revenues, gross margins and margins divided by revenues)

•	Liquidity (e.g., total or net debt, debt reduction, debt-to-capital, debt-to-EBITDA and other liquidity ratios)

•	Revenues, Cost Initiative and Stock Price Metrics (e.g., revenues, stock price, total shareholder return, expenses, cost structure improvements and costs divided by revenues or other metrics)

•
Strategic Metrics (e.g., market share, sales volume, comparable store sales, customer satisfaction, employee satisfaction, service quality, productivity, operating efficiency, inventory management, shrinkage, safety, workplace diversity, and goals related to acquisitions, divestitures or other transactions).

With respect to particular performance-based awards, the Committee is permitted to make certain equitable and objectively determinable adjustments to the performance goals, provided that any awards that are intended to qualify as “performance-based compensation” must be made in accordance with the requirements of Section 162(m) of the Code.  Upon certification of achievement of the performance goals for a particular performance period set forth in an award that is intended to qualify as “performance-based compensation,” the Committee may reduce or eliminate, but not increase, the amount specified in the original award.  Generally, a participant must be employed by or providing services to us throughout an applicable performance period in order to be eligible to receive any payment pursuant to an award that is intended to qualify as “performance-based compensation.”

Payment Methods.  Holders may satisfy any payment obligations associated with awards with (i) cash or a check, (ii) shares of our common stock issuable pursuant to the award or held for a sufficient period of time (and without encumbrances) and having a fair market value equal to the required payment, or (iii) other acceptable property or legal consideration, as determined by the Committee.

Transferability.  No award may be transferred other than to certain permitted transferees by will or the laws or descent and distribution or, with the consent of the Committee, pursuant to a domestic relations order.

Adjustments.  Equitable adjustments to the terms of the 2010 Plan and any awards will be made as necessary to reflect any stock splits, spin-offs, extraordinary stock dividends or similar transactions.

Substitute Awards.  The 2010 Plan provides for “substitute awards” to be issued if we assume or substitute awards under the 2010 Plan for outstanding equity awards previously granted by another company, whether in connection with a merger, combination, consolidation, acquisition or other corporate transaction.  Certain equitable exceptions apply to the terms of the 2010 Plan in order to facilitate the issuance of such awards.

Amendment and Termination.  The Board or the Committee may terminate, amend or modify the 2010 Plan.  However, the additional approval of our shareholders will be required to (i) increase the number of shares of our common stock available for grant, (ii) reduce the exercise price of any option or SAR, (iii) cancel an option or SAR in exchange for cash or any other award that has a lower exercise price or that provides additional value to the holder, (iv) materially modify the requirements for eligibility to participate in the 2010 Plan, (v) materially increase the benefits accruing to the participants in the 2010 Plan, or (vi) make other material changes that require shareholder approval under applicable stock exchange rules.

Term.  No new awards may be granted under the 2010 Plan following the tenth anniversary of its approval by our shareholders.

Federal Income Tax Consequences

If a holder is granted a nonqualified stock option under the 2010 Plan, the holder should not have taxable income on the grant of the option. Generally, the holder should recognize ordinary income at the time of exercise in an amount equal to the fair market value of a share of our common stock at such time, less the exercise price paid. The holder’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the holder exercises such option. Any subsequent gain or loss generally will be taxable as a capital gain or loss. We generally should be entitled to a federal income tax deduction at the time and for the same amount as the holder recognizes ordinary income.

A holder of an incentive stock option will not recognize taxable income upon grant. Additionally, if the applicable employment-related requirements are met, the holder will not recognize taxable income at the time of exercise. However, the excess of the fair market value of our common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax.  If any of the requirements for incentive stock options under the Code are not met, the incentive stock option will be treated as a nonqualified stock option and the tax consequences described above for nonqualified stock options will apply.  Once an incentive stock option has been exercised, if the stock acquired upon exercise is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the excess of the fair market value on the date of exercise over the exercise price (generally reduced by any diminution in value of the stock after exercise) will be taxed as ordinary income and we will be entitled to a deduction to the extent of the amount so included in the income of the holder.  Appreciation in the stock subsequent to the exercise date will be taxed as long-term or short-term capital gain, depending on whether the stock was held for more than one year after the exercise date.

The current federal income tax consequences of other awards authorized under the 2010 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through an election under Section 83(b) of the Code); RSUs, stock-based performance awards and other types of awards are generally subject to tax at the time of payment based on the fair market value of the award on that date. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the holder recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to covered employees in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. Qualified “performance-based compensation” is disregarded for purposes of the deduction limitation.  The 2010 Plan has been designed to meet the requirements of Section 162(m) of the Code, but it is possible that compensation attributable to awards under the 2010 Plan (when combined with all other types of compensation received by a covered employee from us or because of other factors) may not comply with all of the requirements of Section 162(m) of the Code, thereby preventing us from taking a deduction.

2010 Plan Benefits

No determination has been made as to the types or amounts of awards that will be granted to specific individuals under the 2010 Plan.  See the “Summary Compensation Table” and “Grants of Plan-Based Awards During Fiscal Year 2010” table for information on equity-based awards recently granted under the Company’s existing plans to our named executive officers.  Also, see the “Director Compensation During Fiscal Year 2010” table for information on equity-based awards recently granted under the Company’s existing non-employee director compensation plan to our non-employee directors.

Vote Required

Approval of the 2010 Plan requires the affirmative vote of the majority of shares of common stock present or represented, and entitled to vote thereon, at the annual meeting.  To meet NYSE listing standards, however, more than 50% of the outstanding shares of our common stock must cast a vote on this proposal.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ABOVE PROPOSAL ITEM 3 TO APPROVE THE 2010 EQUITY INCENTIVE PLAN.

ITEM 4:     SHAREHOLDER PROPOSAL - LIMITS FOR DIRECTORS RECEIVING 20% IN AGAINST VOTES

John Chevedden has notified us that he intends to present a proposal at the annual meeting.  The proposal is set forth below, along with a recommendation of the Board that you vote AGAINST the proposal.  We accept no responsibility for the accuracy of the proposal or the proponent’s supporting statement.  Mr. Chevedden’s address and share ownership will be provided to shareholders promptly upon a written request to the Corporate Secretary at the Company’s address included in this Proxy Statement, or by calling the Corporate Secretary at (323) 980-8145.

Shareholder Proposal

RESOLVED, Shareholders request that our board take the steps necessary to adopt a formal policy to ensure that a director who receives more than 20% in against-votes (based on for and against-votes or equivalent terms for such votes) shall not serve on any key board committee (audit, nomination and executive pay) for two years, effective as soon as possible.  This proposal would give our board an opportunity to find replacement director(s) if needed, allow a reasonable, but prompt transition period, and allow a temporary suspension of this policy if the board is temporarily unable to find qualified replacement director(s).

In 2009 Lawrence Glascott and Marvin Holen each received our 25% against-votes yet continued to serve on our key audit, nomination and executive pay committees.  Our 25% in against-votes is astonishing since the Gold family controls 33% of the vote and probably voted all of their shares in favor of these underperforming directors.  This is a red-flag that our board needs to respect our against-votes.

There is no excuse for a director receiving our 25% against-votes to serve on any key board committee.  These 25% against-votes pointed to shareholder discontent which should warrant additional examination.

The merit of this proposal regarding Limits for Directors Receiving 20% in Against Votes should also be considered in the context of the need for improvement in our company’s 2010 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company “D” in Board Effectiveness with “High Concern” for our board and “High Concern” regarding our accounting – numerous SOX violations since 2005.

At our May 2007 annual meeting Eric Schiffer, our CEO said he talked to 10 director candidates.  Thus it appears that our CEO had the greatest influence in selecting directors.  Three directors were age 73 to 77 – Succession planning concern.  Four directors had 19 to 45-years long-tenure – Independence concern.

We did not have an Independent Chairman or even a Lead Director.  Three of our 7 directors were insiders.  Three of our directors received against-votes of 12% to 25% in 2009: David Gold, Lawrence Glascott and Marvin Holen.  Furthermore Glascott and Holen held six seats on our three most important board committees.  Not one of our directors served on any other corporate board.  This could indicate a significant lack of current transferable director experience.  There was no shareholder right to cumulative voting.

The above concerns shows there is need for improvement.  Please encourage our board to respond positively to this proposal: Limits for Directors Receiving 20% in Against Votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THE ABOVE PROPOSAL FOR THE FOLLOWING REASONS:

The Board has evaluated this proposal and believes that it is not in the best interests of the Company and its shareholders for this proposal to be adopted.

The Company has adopted the widely recognized corporate best practice of majority voting in uncontested elections.  As a result, each of our director nominees must receive the affirmative vote of a majority of the shares of our common stock represented and voting to be elected to the Board of Directors in an uncontested election.  This proposal requests that the Board adopt a new voting requirement, allowing a minority of our shareholders to prevent a director who has received an affirmative majority vote of our shareholders from participating on key Board committees.  Each of our Board members who is independent under applicable NYSE rules serves on key board committees because those rules require the committees to consist solely of independent directors.  The Board believes that a majority vote requirement, as we currently have in place, is the only voting requirement that should apply in connection with the election of directors of the Company.  Our shareholders need to know that when voting for members of the Board, the individuals they select will be able to serve in all relevant capacities.  Shareholders should also be aware that the Company is fully compliant with Sarbanes-Oxley at this time and all prior material weaknesses have been eliminated.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE ADOPTION OF THE ABOVE PROPOSAL, ITEM 4.  PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST ADOPTION OF PROPOSAL NO. 4 UNLESS OTHERWISE SPECIFIED BY THE SHAREHOLDER IN THE PROXY.

INFORMATION WITH RESPECT TO NOMINEES AND EXECUTIVE OFFICERS

The following table sets forth information with respect to our directors and executive officers as of June 30, 2010, including a brief summary of each director’s principal occupation, recent professional experience, and certain specific qualifications identified as part of the Board’s determination that each such individual should serve on the Board, and directorships at other public companies for at least the past five years, if any, is provided below:

Directors:

Name	Age at June 30, 2010	Year First Elected or Appointed Director	Principal Occupation
David Gold	78	1965
David Gold has been Chairman of the Board since he co-founded 99¢ Only Stores in 1982 with his wife Sherry Gold.. Mr. Gold has over 50 years of retail experience.

As the Company’s founder, Mr. Gold brings to the Board vital leadership and executive management skills, extensive retail experience as well as a deep understanding of our business.

Jeff Gold	42	1991
Jeff Gold joined the Company in 1984 and has served in various managerial capacities.  From 1991 to 2004 he served as Senior Vice President of Real Estate and Information Systems.  In January 2005, he was promoted to President and Chief Operating Officer.

Mr. Gold has 26 years of experience in the retail industry, including extensive experience in real estate and information technology, among other areas. This background serves as a strong foundation for offering valuable perspectives and expertise to our Board.

Eric Schiffer	49	1991
Eric Schiffer joined the Company in 1991 and has served in various managerial capacities.  In March 2000, he was promoted to President and in January 2005 to Chief Executive Officer. From 1987 to 1991, he was a venture capitalist for Oxford Partners, a venture capital firm.  Mr. Schiffer is a graduate of the Harvard Business School.

Mr. Schiffer brings to the Board valuable executive retail management experience, as well as financial expertise, among other areas. As a Company director and officer for the past 19 years and President and then Chief Executive Officer for the past 10 years, Mr. Schiffer brings to the Board critical leadership skills and a deep understanding of our business.

Lawrence Glascott	76	1996
Lawrence Glascott serves on the Company’s Audit (Chairman), Compensation, Nominating and Corporate Governance and Strategic Planning Committees. Mr. Glascott has also served as Chairman of the board of directors of General Finance Corporation (Nasdaq: GFN) since November 2005, and is a member of that board’s audit committee. Before Mr. Glascott retired in 1996, he had been Vice President – Finance of Waste Management International, an environmental services company, since 1991.  Prior thereto, Mr. Glascott was a partner at Arthur Andersen LLP and was the Arthur Andersen LLP partner in charge of the 99¢ Only Stores account for six years.  Additionally, Mr. Glascott was in charge of the Los Angeles based Arthur Andersen LLP Enterprise Group practice for over 15 years.

Mr. Glascott brings to the Board many years of experience in accounting and finance.  The Board also benefits from his valuable financial experience as a former partner of Arthur Andersen LLP and his business experience.  Mr. Glascott has made significant contributions to the work of our Audit Committee and continues to do so as its Chair.

Marvin Holen	80	1991
Marvin Holen serves on the Company’s Audit, Compensation, Nominating and Corporate Governance (Chairman) and Strategic Planning Committees. He is a practicing attorney and in 1960 founded the law firm of Van Petten & Holen, which specializes in corporate law.  Mr. Holen previously served on the board of the Southern California Rapid Transit District (including as the Board’s President), the board of   California Blue Shield, the board of United California Savings Bank, and on numerous other corporate and philanthropic boards of directors.

Mr. Holen brings to the Board his expertise in general business and corporate law.  The Board also benefits from his understanding of the Company's institutional history and his extensive and diverse business experience from serving on the board of companies in a wide variety of industries.

Eric G. Flamholtz	67	2004
Eric G. Flamholtz, Ph.D., serves on the Company’s Compensation and Strategic Planning Committees as Chairman and as a member of Nominating and Corporate Governance Committee. He has been a professor of management at the Anderson Graduate School of Management, University of California at Los Angeles since 1973 and in 2006 became Professor Emeritus. He is President of Management Systems Consulting Corporation, which he founded in 1978. He is the author of several books, including Growing Pains: Transitioning from an Entrepreneurship to a Professionally Managed Firm. As a consultant he has extensive experience with firms ranging from entrepreneurships to Fortune 500 companies, including Starbucks, Navistar, Inc., Baskin Robbins, Jamba Juice and Grocery Outlets, as well as several Chinese companies in various industries.

Mr. Flamholtz brings to the Board significant expertise in business management and corporate governance and extensive consulting experience in a variety of businesses.  He also has a strong understanding of risk management.

Peter Woo	61	2007
Peter Woo serves on the Company’s Audit, Compensation, Nominating and Corporate Governance and Strategic Planning Committees. He is a founder and Chief Executive Officer of Megatoys, Inc., a Los Angeles-based holding company with subsidiaries and facilities in China and Hong Kong.  Mr. Woo was instrumental in the redevelopment of the downtown Los Angeles area now known as the “toy district”, and has served as an advisor on international trade to the City of Los Angeles.

Mr. Woo brings significant operational expertise, as well as extensive experience in import/export matters and general merchandising, to the Board.

Other Executive Officers:

Robert Kautz	52
Robert Kautz joined the Company in November 2005 as Executive Vice President and Chief Financial Officer. He is responsible for overseeing finance, accounting, strategic planning and information technology. He was the CEO/CFO of Taste Good LLC, a private start-up in food production and distribution, from September 2004 until he joined the Company. He was CFO and subsequently CEO for Wolfgang Puck Casual Dining and Wolfgang Puck Worldwide where he was employed from 1998 until July 2004. Mr. Kautz started his career with IBM and served in an officer capacity for a technology vendor and he is a graduate of the Harvard Business School.

Howard Gold	50
Howard Gold joined the Company in 1982 and has served in various managerial capacities. In 1991, Mr. Gold was named Senior Vice President of Distribution, and in January 2005 he was named Executive Vice President of Special Projects. Additionally, he has responsibility for the Company’s allocation function and Bargain Wholesale division. He has been an executive with the Company for over 20 years, and previously served as a director of the Company.

Jeff Gold and Howard Gold are the sons of David Gold, and Eric Schiffer is the son-in-law of David Gold.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Independence

The Board of Directors has concluded that the following directors are independent in accordance with the Company's corporate governance guidelines, which are consistent with NYSE listing standards, and it has determined that none of them has a material relationship with the Company which would impair his independence from management or otherwise compromise his ability to act as an independent director:  Lawrence Glascott, Marvin Holen, Eric Flamholtz, and Peter Woo.

Board Leadership Structure

The Board is currently comprised of the seven individuals named in Item 1 – four of whom are independent (as defined by the applicable NYSE and Securities and Exchange Commission (“SEC”) rules) and one of whom is our Chief Executive Officer. Under the current structure, the positions of the Chief Executive Officer and Chairman are separate.

We believe that the current structure of the Board provides both independent leadership and the benefits provided by having David Gold also serve as Chairman of the Board. As an individual with more than 50 years of retail experience, Mr. Gold is best positioned to chair regular Board meetings as we discuss key business and strategic issues. Coupled with a procedure for executive sessions of non-management directors whereby a presiding non-management director for each session is determined on a rotating basis, this structure provides independent oversight while avoiding unnecessary confusion regarding the Board’s oversight responsibilities and the day-to-day management of our business operations. The Board also believes that Mr. Gold is particularly well-suited to effectively identify strategic priorities, lead the discussion and execution of strategy, and facilitate information flow between management and the Board.

After careful consideration, the Board determined that its current leadership structure is the most appropriate for the Company and its shareholders. As part of the Company’s ongoing commitment to corporate governance, the Board periodically considers its leadership structure to ensure it continues to be in the best interest of the Company and its shareholders.

Meetings and Committees

The Board of Directors held a total of 6 meetings during fiscal 2010.  The number of Board committee meetings is set forth below.  During fiscal 2010, each incumbent director attended 75 percent or more of the aggregate of (i) the total number of board meetings (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which he served (during the periods that he served).  Directors are encouraged but not required to attend annual meetings of shareholders.  All of our directors at the date of the 2009 annual meeting of shareholders attended that meeting.

The Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.  The Audit Committee currently consists of Messrs. Glascott (Chairman), Holen and Woo.  Each of these directors meets the criteria for independence set forth in the NYSE’s rules and in Rule 10A-3 under the Securities Exchange Act.  The Board of Directors has determined that Mr. Glascott is an “audit committee financial expert” as that term is used in Item 407(d)(5) of Regulation S-K promulgated under the Securities Exchange Act.  The Audit Committee selects the independent registered public accountants to perform our audit and periodically meets with the independent registered public accountants and our management to review matters relating to our financial statements, accounting principles and system of internal accounting controls, and reports its recommendations as to the approval of our financial statements to the Board of Directors.  The Audit Committee also plays a significant role in risk oversight, as discussed below under “Board’s Role in Risk Oversight.”  The role and responsibilities of the Audit Committee are more fully set forth in a written charter adopted by the Board of Directors, which is available on our website at www.99only.com.  The Audit Committee held 8 meetings during fiscal 2010.

In addition, the Board of Directors has a Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee currently consists of Messrs. Holen (Chairman), Flamholtz, Glascott and Woo.  Each of these directors is independent in accordance with NYSE rules.  The role of the Nominating and Corporate Governance Committee is to assist the Board of Directors by identifying, evaluating and recommending director nominees and recommending and monitoring corporate governance guidelines applicable to the Company.  In identifying director nominees, the Nominating and Corporate Governance Committee looks for independent individuals with business and professional experience, relevant industry knowledge or experience, an ability to read and understand financial statements and other relevant qualifications. Our Nominating and Corporate Governance Committee does not have a policy regarding the consideration of diversity for director nominees;  the Committee does, however, give consideration to potential candidates who would represent diversity on the Board with respect to professional background, experience, expertise, age, gender, and ethnicity. Each nominee for election as a director is standing for reelection after being elected by the shareholders at our 2009 annual meeting of shareholders.  A shareholder may recommend a director candidate for the Nominating and Corporate Governance Committee’s consideration by submitting a letter to our Corporate Secretary at 4000 Union Pacific Avenue, City of Commerce, California 90023.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.”  The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the shareholder.  At a minimum, candidates for election to the Board should meet the independence requirements of the NYSE and Rule 10A-3 under the Securities Exchange Act, as well as the criteria identified above.  Candidates recommended by shareholders will be evaluated in the same manner as candidates recommended by anyone else.  The Nominating and Corporate Governance Committee held 3 meetings during fiscal 2010.  A copy of the charter of the Nominating and Corporate Governance Committee is available on our website at www.99only.com.

The Board of Directors also has a Compensation Committee.  The Compensation Committee currently consists of Messrs. Flamholtz (Chairman), Glascott, Holen and Woo, each of whom is independent in accordance with NYSE rules. This Committee is responsible for reviewing and setting the compensation of the CEO and considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering any equity incentive plan of the Company.  Pursuant to its charter, the Compensation Committee may delegate any of its responsibilities to a subcommittee of the Compensation Committee, which must consist of at least two members of the Compensation Committee, if the Compensation Committee determines such delegation would be in the best interest of the Company.  The Compensation Committee held 4 meetings during fiscal 2010. A copy of the charter of the Compensation Committee is available on our website at www.99only.com.

Pursuant to its charter, the Compensation Committee has the sole authority to retain and terminate any compensation expert to be used to assist in the evaluation of executive compensation.  During fiscal 2008, the Compensation Committee retained the services of Watson Wyatt to review our long-term incentive program and to assist the Compensation Committee in developing, together with management, a long-term incentive program to support our strategic priorities.  In particular, Watson Wyatt was asked to (i) determine current peer practices and best practices in long-term incentive plan design, (ii) design a long-term incentive program that would cost effectively support the Company’s key objectives and motivate key employees to achieve stretch goals, and (iii) document key design features of the agreed upon program.  Watson Wyatt has not provided other services to the Company.  The long-term incentive program that resulted from this process is described below under “Compensation Discussion and Analysis.” No compensation consultants were retained by the Compensation Committee or otherwise by the Company during fiscal 2009 or fiscal 2010.

Executive Sessions

The Board has adopted a procedure for executive sessions of non-management directors whereby a presiding non-management director for each session is determined on a rotating basis, proceeding in alphabetical order.  Interested parties with concerns regarding the Company may contact the non-management directors by sending a letter in care of our Corporate Secretary at 4000 Union Pacific Avenue, City of Commerce, California 90023; the mailing envelope must contain a clear notation that it is confidential and for the non-management directors.

Compensation of Directors

The Board sets the compensation for each director who is not an officer of or otherwise employed by us (a “non-executive director”) based on recommendations from the Compensation Committee.  Our non-executive director compensation package consists of an annual retainer and fees for attending meetings, payable in cash, and an annual grant of stock options.  The annual retainer for non-executive directors is $36,000 and board meeting fees are $1,500 for each board meeting attended.  Fees for committee members attending committee meetings are $1,000 for each committee meeting attended (provided that fees are reduced to $500 for telephonic committee meetings that last for less than an hour and for committee meetings held on the day of a Board meeting that last less than an hour).  The Audit Committee Chairperson receives an annual retainer of $10,000, and the Nominating and Governance Committee Chairperson and Strategy Committee Chairperson receive an annual retainer of $5,000.  The Compensation Committee Chairperson receives an annual retainer of $7,500.  In addition, each non-executive director receives an annual stock option grant  under our stock option plan of 9,000 shares, with a per share exercise price equal to the fair market value of our common stock (as determined pursuant to the stock option plan).

The following table provides information regarding the compensation earned by or awarded to each of our non-executive directors during fiscal 2010:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(a)(b)	Total ($)
Eric Flamholtz	66,990	53,370	120,360
Lawrence Glascott	74,246	53,370	127,616
Marvin Holen	70,242	53,370	123,612
Peter Woo	65,250	53,370	118,620

(a)
In accordance with SEC regulations, this column represent the aggregate grant date fair value of the options awards granted to each director in fiscal 2010,  computed in accordance with the provisions of Financial Accounting Standard Board Accounting Standard Codification Topic 718, “Stock-based compensation” (“ASC 718”).  Amounts shown in this column do not correspond to the actual value that will be realized by the named non-executive directors. See Note 8 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2010 filed with the SEC on May 27, 2010.

(b)
As of March 27, 2010, each non-executive director held options exercisable for the following number of shares of our common stock: Eric Flamholtz, 17,000; Lawrence Glascott, 33,000; Marvin Holen, 33,000; and Peter Woo, 11,000.

Compensation Committee Interlocks and Insider Participation

During fiscal 2010, the Compensation Committee of our Board of Directors consisted of Messrs. Flamholtz, Glascott, Holen and Woo.  None of these individuals has at any time been an officer or employee of the Company. During fiscal 2010, none of the Company’s executive officers served as a member of the board of directors or compensation committee of any entity for which a member of our Board of Directors or Compensation Committee has served as an executive officer.  To our knowledge, there were no other interrelationships involving members of the Compensation Committee or other directors requiring disclosure.

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance guidelines to serve as a flexible framework within which the Board may conduct its business, subject to occasional deviations.  A copy of the corporate governance guidelines is available on our website at www.99only.com.

Shareholder Communication with the Board of Directors

Shareholders who wish to communicate with the Board of Directors or a particular director may send a letter to the Corporate Secretary at 4000 Union Pacific Avenue, City of Commerce, California 90023.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.”  All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors.  The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Board’s Role in Risk Oversight

The Board has delegated its risk oversight responsibilities to the Audit Committee.  In accordance with the Audit Committee's charter, the Company's management, including the Chief Executive Officer, President, and other executive officers, meets with and discusses with the Audit Committee the level of risk and controls regarding material risks to our business, among other matters. The Audit Committee also meets at least annually  in executive sessions with our Chief Financial Officer, our internal auditors and representatives of our independent registered public accounting firm.  The Audit Committee reports to the full Board regarding material risks as deemed appropriate.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees.  A copy of the Code of Business Conduct and Ethics is available on our website at www.99only.com.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

Our compensation program for named executive officers (“executives”) is different than many public company programs.  Given the desire of each of Eric Schiffer, our CEO, Jeff Gold, our President and COO, and Howard Gold, our Executive Vice President of Special Projects, to have his compensation unchanged, following the annual review of their compensation by the Compensation Committee, the Compensation Committee did not propose an increase to the compensation of these executives for fiscal 2010 and does not anticipate proposing any material increase in the compensation of these three executives in the foreseeable future.  In addition, at the request of each of these executives, the Compensation Committee did not approve any bonuses or equity-based awards for these executives during fiscal 2010.  The compensation of each of these executives has been relatively flat for at least the last five years, and no bonuses or equity-based awards have been paid to them since 1997.  We believe that the significant Company share ownership of these individuals serves to motivate and retain them and to align their interests with the long term interests of our shareholders better than any compensation program we might otherwise adopt for their benefit.   For these three executives, the only material element of their compensation is their base salary.

Our compensation program with respect to our other executives is designed to:

•	attract, motivate and retain individuals of outstanding abilities and experience capable of achieving our strategic business goals,
•	align total compensation with the short and long-term performance of our Company,
•	recognize outstanding individual contributions, and
•	provide competitive compensation opportunities.

We provide ongoing income and security in the form of salary and benefits to our other executives that are intended to be both attractive and competitive.  We also provide our other executives with short term incentives in the form of an annual cash bonus to build accountability and reward the achievement of annual goals that support our business objectives.  A significant part of total compensation opportunity for our other executives is long-term incentive compensation, which promotes retention and provides a link between executive compensation and shareholder value creation over a multi-year period.  Our long-term incentive compensation consists of stock options and performance stock units (“PSUs”).  The stock options provide compensation tied to the price of our common stock, paid in either cash or stock, and have no value if our common stock falls below the grant price.  Our PSUs, which have been a part of our executive compensation program since 2008, are designed to focus executives on achieving improved operating results and delivering value to shareholders.  PSUs provide a payout (in shares) to a recipient only if specific earnings goals are achieved.

Assessment of Risk

We have reviewed our compensation policies and practices for all employees and concluded that such policies and practices are not reasonably likely to have a material adverse effect on our Company.

Elements of Compensation

Our executive compensation program consists of three main elements:
•	base salary,
•	annual cash bonus, and
•	long-term incentives.

We have chosen these primary elements because each supports achievement of one or more of our compensation objectives, and each has an integral role in our total compensation program.

Our Compensation Committee reviews the executive compensation program and specific individual compensation arrangements of executives at least annually.  During fiscal 2008, the Compensation Committee retained Watson Wyatt Worldwide as an independent compensation consultant to provide advice and perspective to the Compensation Committee with respect to the Compensation Committee’s review of our long-term compensation program.  In connection with this review, the Compensation Committee considered aggregated survey data compiled by Watson Wyatt Data Services, as described below, in determining the amounts of long-term incentive awards. The Compensation Committee also considered peer data compiled by Watson Wyatt with respect to the long-term incentive practices of a broad set of public company retailers in determining the structure of its long-term incentive program. The Compensation Committee considered this data because it believes we compete against companies both within and outside our own industry to fill many of our top management positions.

Our CEO evaluates each executive and makes recommendations about compensation to the Compensation Committee.  The Compensation Committee considers these recommendations but is ultimately responsible, together with the Board, for the approval of all executive compensation arrangements.   Our CEO is not present during the Committee’s deliberations about his own compensation.

Base Salary.  Base salaries are negotiated at the commencement of an executive’s employment with us and the Compensation Committee reviews them annually. Base salaries are designed to reflect the position, duties and responsibilities of each executive, the cost of living in Southern California, and the market for base salaries of similarly situated executives at other companies.  Base salaries are generally intended to be at the mid-range of salaries of other public companies with similar size in terms of number of employees and unit volumes, in similar industries, and with similar growth plans, challenges, and profit potential, all in the judgment of our Board members and human resource professionals based on their substantial accumulated experience and knowledge of these matters.  The initial salary of Mr. Kautz in fiscal 2007 ($400,000) was based on the competitive market for his position and his compensation at previous employers.  Mr. Schiffer also discussed the total compensation package for Mr. Kautz, and each component thereof, and comparative numbers from other companies, with the national executive search firm the Company had retained to fill his position, although this search firm was not retained by the Company to provide such advice.  Mr. Schiffer shared the views of this firm with the Compensation Committee.  Based on its annual review for fiscal 2008, the Compensation Committee determined that the base salary of Mr. Kautz remained appropriate and no increase was made for that fiscal year.

On September 5, 2008, Mr. Kautz’s salary was increased from $400,000 to $450,000 per year, effective July 9, 2008 in conjunction with the review of his performance from his hiring date, November 14, 2005 through July 9, 2008.  Mr. Schiffer recommended this base salary increase, and the Compensation Committee approved it, based primarily on the  extent of Mr. Kautz’s continued contributions through several phases in the turnaround of the Company, including (i) remediating delinquent filings and Sarbanes-Oxley material weaknesses, (ii) rebuilding the internal finance and IT organization to reduce outside consultant annual costs from $15 million to less than $4 million while implementing budgetary, product profitability, and planning systems, (iii) partnering with operations executives to develop effective plans for a three year turnaround which culminated in the March 2009 quarter with a year over year earnings before tax increase from -2.8% to 3.1%, and (iv) developing the February 2008 Profit Improvement Plan goals and investor relations communications approach whereby the Company believes it was rewarded for demonstrating measureable progress from a loss position with strengthening shareholder support and rising stock prices.  Mr. Kautz’s responsibilities have expanded from the initial narrow focus on financial reporting to broad based planning and large scale project management, which are believed critical to continued long term growth in earnings.  In formulating his recommendation to the Compensation Committee, Mr. Schiffer discussed the potential amount of the salary increase with other Company executives and Compensation Committee members.  Both in recognition of Mr. Kautz’s strong job performance during his entire tenure at the Company and for filling the dual roles of Chief Financial Officer and Chief Information Officer during the Company’s search for a senior information technology officer during fiscal 2009, the Compensation Committee of the Company’s Board of Directors also approved, in addition to this salary increase, a one-time cash payment of $67,000 for Mr. Kautz in September 2008.

There was no change in Mr. Kautz’s salary during fiscal 2010.

The base salaries of the other executive officers, Messrs. Eric Schiffer, Jeff Gold, and Howard Gold, were originally set based on their earlier responsibilities and their stock ownership, and have remained unchanged at their request at approximately $120,000 per annum (see further discussion above under “Compensation Objectives”).

Annual Cash Bonuses.  All executives are eligible to receive annual incentive bonuses in amounts approved at the discretion of the Compensation Committee and the Board of Directors.  Executive bonuses are based on the executive’s position and his base compensation level, the performance of the individual executives in achieving specified individual goals, typically related to the short and long term business and financial performance of our Company, as well as, in the case of Mr. Kautz, the terms of his employment agreement.

The terms of Mr. Kautz’s employment agreement provide that he is entitled to an annual bonus of up to 50% of his base salary (or $225,000) based on achievement of goals related to both Company and personal performance.  In fiscal 2008, the Compensation Committee approved annual goals for Mr. Kautz specifically related to increased sales, decreased store and distribution/transportation costs, strategic planning, weekly and monthly reporting enhancements, timely SEC filings and the elimination of material weaknesses in our internal control over financial reporting.  Mr. Kautz also was assigned monthly goals during the year by the CEO and achieved a majority of both the annual and monthly goals.  The Compensation Committee noted that Mr. Kautz has delivered strong performance for the Company throughout his tenure with the Company and received his full bonus in fiscal 2007, but Mr. Kautz mutually agreed with the Company not to receive any cash bonus for performance in fiscal 2008 given the low overall profitability of the Company at that time.   In fiscal 2009, the Compensation Committee approved annual goals for Mr. Kautz specifically related to controlling shrinkage including scrap, meeting  targets in corporate general and administrative expenses, achieving PCI Level 1 merchant compliance and internal control compliance, and implementing effective weekly monitoring and reporting of certain key performance measures.  Subsequent to the end of fiscal 2009, on June 15, 2009, Mr. Kautz received a bonus award of $346,606.  This award was recommended by Mr. Schiffer to the Compensation Committee.  The primary considerations of Mr. Schiffer in recommending this bonus to the Compensation Committee, and of the Compensation Committee in approving this bonus, were the extent of Mr. Kautz’s continued contributions through several phases in the financial turnaround of the Company from a loss to meet its long term financial goals earlier than expected, and his achievements related to the specific goals set for the year.  In fiscal 2010, the Compensation Committee approved annual goals for Mr. Kautz specifically related to reducing shrinkage and corporate expenses as a percentage of revenues, implementing store level review processes to measure and focus corrective actions on store performance, eliminating the material weakness in inventory, developing the project  portfolio management process in information technology governance to measure usage and returns on technical resources, and developing certain programs to improve return on investment for real estate investments.  Subsequent to the end of fiscal 2010, on June 15, 2010, Mr. Kautz received a bonus award of $225,000.  This award was recommended by Mr. Schiffer to the Compensation Committee.  The primary considerations of Mr. Schiffer in recommending this bonus to the Compensation Committee, and of the Compensation Committee in approving this bonus, were Mr. Kautz’s achievements related to his specific annual goals and that the Company exceeded its expectations in profitability, increasing its income before taxes from 1.0% in fiscal 2009 to 6.9% in fiscal 2010, and that therefore Mr. Kautz should receive the maximum bonus provided for in his employment agreement of 50%.  Overall, from his hiring to the present, Mr. Kautz’s bonus in the aggregate is approximately equal to the 50% bonus target specified in his employment agreement.

As in past years, Messrs. Eric Schiffer, Jeff Gold and Howard Gold chose not to receive an annual incentive bonus for fiscal 2010.

Long-Term Incentives

Overview.  We historically provided our executives (other than, at their election, Eric Schiffer, Jeff Gold and Howard Gold) with long-term incentive compensation through stock option awards under our stock option plan.  Under this plan, the Compensation Committee is authorized to grant any type of award which might involve the issuance of shares of common stock, an option, warrant, convertible security, stock appreciation right or similar right or any other security or benefit with a value derived from the value of our common stock.  In fiscal 2008, the Compensation Committee undertook a review, with the assistance of management and Watson Wyatt, of our long-term management incentive compensation program in light of changes in accounting for stock options and resulting changes in competitive practices, as well as a desire to link long-term incentive compensation more closely to our operating results.  As a result of this review, in January 2008, the Compensation Committee approved grants of stock options and new PSUs as a long-term, stock-based pay for performance award designed to focus our management on achieving improved operating results and delivering value to shareholders. The stock options and PSUs are subject to vesting requirements, and the PSUs also require continued employment through an attainment date in order to be credited for the EBT attainment, in order to encourage retention.  This new long term incentive is a replacement for the Company's customary annual stock option grants which had been made in or around May of each year.  These grants of PSUs and time-vesting stock options are expected to be the total equity awards for the employees included in these grants through the end of the performance period, March 31, 2012.  In order to align management’s interest with that of the shareholders, the PSU design incorporates a philosophy of awarding long term equity incentive compensation based on meeting profitability performance criteria and based on increases in the Company's stock price.

PSU/Option Grants. The Compensation Committee, with input from Watson Wyatt and management, established long-term incentive award values by management level.  In establishing these values, the Compensation Committee considered the 2007/2008 Report on Long-Term Incentives; Plans, Policies and Practices, prepared by Watson Wyatt Data Services.  Based on the assumption that our salary levels were at the market median level reported, Watson Wyatt utilized this report (together with a regression analysis for the size of our Company) to determine target values for an annual long-term incentive award by salary level.  These target values were then multiplied by five, based on the Compensation Committee’s goal of establishing an award that would provide long-term incentive compensation for recipients over the period from March 30, 2008 through March 31, 2012.  The Compensation Committee then allocated PSUs and stock options to each recipient based on the applicable five-year target dollar value.  The split between PSUs that vest only based on attaining increasing levels of earnings and options that vest over time was determined to provide a significant incentive to achieve increases in earnings as well as a significant incentive to increase the value of shares of our common stock.

On January 11, 2008, the Compensation Committee approved an award of 280,000 PSUs to Mr. Kautz out of a total of 1,598,799 PSUs awarded to officers and other key personnel.  The Compensation Committee also approved a grant of 110,678 stock options to Mr. Kautz, with a three year vesting period, out of a total of 614,452 stock options granted to officers and other key personnel.  The long term incentive awards are the only equity awards expected to be awarded to each participant through the end of the performance period, March 31, 2012.  The crediting of the PSUs is based on achievement of increases in earnings.  At their request, no stock option or PSU awards were made to Eric Schiffer, Jeff Gold or Howard Gold.

PSU Structure.  The PSUs are eligible for conversion, on a one-for-one basis, to shares of our common stock based on (1) attainment of one or more of eight specified levels of EBT attainment (as defined below) during the performance period (consisting of fiscal years 2008 through 2012), (2) continuous employment with the Company, and (3) certain vesting requirements.  During the period beginning on March 30, 2008 and ending on the date we file our annual financial statements for fiscal year 2012, goal attainment is measured on each date we file our quarterly and/or annual financial statements with the SEC (each such date, a “measurement date”).  In fiscal 2010, the Company achieved seven performance levels of EBT attainment set by the 2008 PSU Plan.  The Company granted an additional 65,000 PSUs and issued 536,000 shares of common stock based on vested PSUs during fiscal 2010.  There were approximately one million PSUs outstanding as of March 27, 2010.

EBT attainment means the sum of our earnings before taxes for the four most recent fiscal quarters as calculated pursuant to generally accepted accounting principles and reported in our financial statements, as adjusted to exclude: (1) any gains or losses on sales, exchanges or other dispositions of our real estate interests held as of December 31, 2007, and (2) extraordinary items.  If we either repurchase shares of our common stock or pay cash dividends to our shareholders during the performance period, the calculation of EBT attainment will also adjust earnings before taxes to include interest income that would have been earned from short term securities in the amount of the cumulative repurchases or dividends during the performance period.  The Committee believed that these were appropriate adjustments so that the earnings calculation reflected our ordinary course operations and not extraordinary events, and so that management would not be disincentivized from recommending share repurchases or cash dividends to the Board in light of the negative effect such events would have on our income from investments.  The Compensation Committee retained the right to amend the PSU awards, as long as the amendments do not (without the recipient’s consent) adversely affect the recipient’s rights.  This would allow the Compensation Committee to make adjustments to EBT as may be appropriate to maintain fairness and the desired incentive for executive management to attain long term growth in earnings.  PSUs can be credited, in whole, or in part, as follows:

Performance Level	#1	#2	#3	#4	#5	#6	#7	#8
EBT Attainment Required	$18,000,000	$25,000,000	$38,000,000	$50,000,000	$63,000,000	$75,000,000	$87,000,000	$99,000,000

% of PSUs Credited	5.0%	10.0%	15.0%	15.0%	15.0%	15.0%	12.5%	12.5%

EBT Attainment will be measured on each measurement date. Each performance level can only be attained once within the performance period; however, more than one performance level can be attained on a given measurement date. Although some of the credited PSUs would continue to be subject to time-based vesting after the end of the performance period, any PSUs that are not credited based on EBT attainment by the end of the performance period will generally be forfeited.

The other compensation plans available to our named executive officers consist of our compensation deferral plan and our 401(k) plan.

Compensation Deferral Plan.  As discussed below under Deferred Compensation, we have a voluntary compensation deferral plan for highly compensated employees. Under this plan, each executive (and other highly compensated employees) may defer up to 80% of his or her base salary each year.

401(k) Plan.   All full-time employees are eligible to participate in the Plan after 30 days of service and are eligible to receive matching contributions from the Company after one year of service.  The Company matches employee contributions in cash at a rate of 100% of the first 3% of base compensation that an employee contributes, and 50% of the next 2% of base compensation that an employee contributes, with immediate vesting.  Our executives are also eligible for these Company matches, subject to regulatory limits on contributions to 401(k) plans.

Omnibus Budget Reconciliation Act Implications for Executive Compensation.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the Chief Executive Officer and each of the Company’s four most highly paid executive officers other than the Chief Executive Officer and the Chief Financial Officer.  Certain “performance-based” compensation that has been approved by our shareholders is not subject to the deduction limit.  Awards of stock options under our stock option plan are intended to qualify as performance-based compensation not subject to Section 162(m) of the Code.  The PSU awards do not qualify as performance-based compensation under Section 162(m) because our stock option plan, under which the PSUs were granted, does not include approved performance measures for such equity awards.  In addition, the PSU awards were not granted during the first 90 days of the performance period, as required by Section 162(m).  This may limit the deductibility of our executive compensation in future periods.  All compensation paid to our executives in fiscal 2008, fiscal 2009 and fiscal 2010 was fully deductible.

Post-Termination Arrangements.  We have historically evaluated an award of severance benefits to a departing executive on a case by case basis, with no formal plan in which all executives participate.  In connection with entering into an employment agreement with Mr. Kautz when we retained him in November 2005, we agreed that, upon a termination of the agreement either by the Company without cause or by Mr. Kautz upon the Company failing to cure a material breach of the agreement after notice, Mr. Kautz would be entitled to a payment equal to 12 months of his salary and the vesting of any unvested options from his initial option grant.  Upon a termination during the term of the agreement either by the Company for cause or by Mr. Kautz for any other reason Mr. Kautz is not entitled to any termination payment, and all of his unvested options are forfeited.  Other terms of this employment agreement are discussed under “Potential Payments Upon Termination or Change of Control.”  We do not have any other employment agreements with our executives.

Under the terms of each PSU award, including the PSU award granted to Mr. Kautz, if the recipient is terminated for any reason other than death or disability, all PSUs that have not converted to shares shall be forfeited and shall lapse for no consideration.  Because the PSU awards are intended to cover four years’ worth of long-term incentive compensation, the Compensation Committee decided to provide some acceleration of crediting and vesting of PSUs upon a change of control.  The amount of crediting and vesting decreases over the term of the performance period, based on the rationale that the further the Company is into the performance period, the more management will have had the opportunity to achieve the specified earnings goals.  A further description of the crediting and vesting of PSUs upon a change of control is set forth below under “Potential Payments Upon Termination or Change of Control.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis.  Based on our review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
Eric G. Flamholtz (Chairman)
Marvin Holen
Lawrence Glascott
Peter Woo

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth, as to the Chief Executive Officer, Chief Financial Officer and the other two most highly compensated executive officers during fiscal 2010, 2009 and 2008 (the “Named Executive Officers”), information concerning all compensation paid for services to the Company in all capacities during the periods indicated.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($) (d)	Option Awards ($) (e)	All Other Compensation ($) (f)	Total ($)

Eric Schiffer	2010	118,802		-	-	-	15,791	134,593
Chief Executive Officer	2009	120,000	(a)	-	-	-	5,326	125,326
	2008	120,000	(a)	-	-	-	5,140	125,140

Robert Kautz	2010	450,000		225,000	-	-	10,672	685,672
Chief Financial Officer	2009	434,615		346,606	-	-	77,115	858,336
	2008	400,000		-	-	368,735	7,297	776,032

Jeff Gold	2010	120,000		-	-	-	16,736	136,736
President and	2009	120,000	(b)	-	-	-	5,150	125,150
Chief Operating Officer	2008	120,000	(b)	-	-	-	4,996	124,996

Howard Gold	2010	118,764		-	-	-	15,680	134,444
Executive Vice President	2009	120,000	(c)	-	-	-	5,325	125,325
of Special Projects	2008	120,000	(c)	-	-	-	5,140	125,140

(a)	Includes $72,623 and $88,269 in discretionary contributions made to a deferred compensation plan for fiscal 2009 and 2008, respectively.
(b)	Includes $65,908 and $80,031 in discretionary contributions made to a deferred compensation plan for fiscal 2009 and 2008, respectively.
(c)	Includes $65,908 and $80,031 in discretionary contributions made to a deferred compensation plan for fiscal 2009 and 2008, respectively.
(d)
In accordance with SEC regulations, this column represents the aggregate grant date fair value during the last three fiscal years of stock awards and performance-based stock awards computed in accordance with the provisions of FASB ASC 718, “Share-based compensation.”  Mr. Kautz was granted a PSU award during fiscal 2008, as described above under “Compensation Discussion and Analysis -- Long-Term Incentives.” No expense was recognized in fiscal 2008 due to the uncertainty of achieving the performance targets.  The aggregate grant date fair value assuming the highest level of performance conditions is achieved for the 2008 PSU grant is $1,842,400.  During fiscal 2010, the Company attained seven performance levels, and, as a result issued 98,000 shares of common stock to Mr. Kautz under the 2008 PSU plan. Amounts shown in this column do not correspond to the actual value that will be realized by the named executive officers. See Note 8 of Notes to Consolidated Financial Statement in our Annual Report on Form 10-K for fiscal 2010, 2009 and 2008 filed with the SEC on May 27, 2010, June 10, 2009 and June 11, 2008, respectively.

(e)
In accordance with SEC regulations, this column represent the aggregate grant date fair value during the last three fiscal years of  stock options and performance-based stock  options computed in accordance with the provisions ASC 718, “Share-based compensation”. Amounts shown in this column do not correspond to the actual value that will be realized by the named executive officers. See Note 8 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2010 filed with the SEC on May 27, 2010.

(f)
Other compensation for Mr. Schiffer, Jeff Gold, Howard Gold and Robert Kautz includes matching contribution under the 401(k) Plan and life insurance premiums and a one time cash payment of $67,000 to Robert Kautz in fiscal 2009.

Deferred Compensation

We have a deferred compensation plan to provide certain key management employees the ability to defer up to 80% of their base compensation and bonuses.  The plan is an unfunded nonqualified plan.  The deferred amounts and earnings thereon are payable to participants, or designated beneficiaries, at specified future dates, upon retirement or death.  We do not make contributions to this plan or guarantee earnings.  Funds in the plan are held in a rabbi trust. In accordance with ASC 710-05-8, “Accounting for Deferred Compensation Arrangements Where Amounts Earned are Held in a Rabbi Trust,” the assets and liabilities of a rabbi trust must be accounted for as if they are our assets and liabilities. The assets held in the rabbi trust are not available for general corporate purposes.  The rabbi trust is subject to creditor claims in the event of insolvency.

The following table shows the deferred compensation that was deferred by each Named Executive Officer during fiscal 2010:

Name	Executive Contributions in Last Fiscal Year ($) (a)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Eric Schiffer	-	-	298,661	-	943,912
Robert Kautz	-	-	-	-	-
Jeff Gold	-	-	283,040	-	954,838
Howard Gold	-	-	284,480	-	959,678

(a)	Reflects amounts reported as compensation earned by Named Executive Officers in the Summary Compensation Table.

Grants of Plan-Based Awards in Fiscal 2010

No grants of plan-based awards were made to a Named Executive Officer during fiscal 2010.

Outstanding Equity Awards at Fiscal Year End Table

The following table sets forth, for each of the Named Executive Officers, information on the current holdings of stock options and stock awards held as of March 27, 2010:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)	Market Value of Shares or Unit of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested (#) (a)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other rights that have not vested ($) (b)
	Exercisable	Unexercisable
Eric Schiffer	-	-	-	-	-	-	-
Jeff Gold	-	-	-	-	-	-	-
Howard Gold	-	-	-	-	-	-	-
Robert	150,000	-		9.54	11/11/2015
Kautz	73,785	36,893	-	6.58	01/11/2018	-	-	182,000	3,139,500

(a)
Amounts in this column represent the maximum number of shares that can be obtained upon conversion of the PSU award granted to Mr. Kautz in January 2008.  This award is for a multi-year period, as described above under “Compensation Discussion and Analysis -- Long-Term Incentives.  We have presented the maximum number of shares that can be obtained over the remaining period of this award.

(b)	The market value of the shares was calculated by multiplying the number of shares by $17.25, the closing price of our common stock on March 26, 2010.

Options Exercises and Stock Vested during Fiscal Year 2010

The following table sets forth, for each of the Named Executive Officers, information regarding options and stock awards, exercised and vested during fiscal 2010:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)

Eric Schiffer	-	-	-	-
Jeff Gold	-	-	-	-
Howard Gold	-	-	-	-
Robert Kautz	-	-	98,000	$1,392,160

(a)
The value realized was calculated by multiplying (i) 42,000 shares by $14.94, the closing price of our common stock on the vesting date for such shares of August 5, 2009 (ii) 28,000 shares by $12.04, the closing price of our common stock on the vesting date for such shares of November 4, 2009, (iii) 28,000 shares by $15.27, the closing price of our common stock on the vesting date for such shares of February 4, 2010.

Potential Payments Upon Termination or Change of Control

The following section describes the benefits that may become payable to our Named Executive Officers, in connection with certain terminations of their employment with the Company and/or a change in control of the Company.

Pursuant to our employment agreement with Mr. Kautz, upon a termination during the five-year term of the agreement either by us without cause or by Mr. Kautz upon our failing to cure a material breach of the agreement after notice, Mr. Kautz is entitled to a payment equal to 12 months of his salary at the rate in effect on his termination date and the vesting of any unvested options from his initial option grant.  Upon a termination during the term of the agreement either by us for cause or by Mr. Kautz for any other reason, Mr. Kautz is not entitled to any termination payment and all of his unvested options shall be forfeited.

During fiscal 2008, Mr. Kautz received an award of PSUs, as discussed above under “Long-Term Incentives” and “Post-Termination Arrangements.”  If Mr. Kautz’s employment terminates upon his death, all time-based restrictions on credited PSUs will lapse and the related PSUs will convert to shares.  In addition, his estate would receive the benefit of the immediate conversion into shares of a number of PSUs related to the attainment of one additional performance level.   If Mr. Kautz’s employment terminates upon his disability (as defined in the PSU award agreement), all time-based restrictions on credited PSUs will lapse and the related PSUs will convert to shares.  In addition, he would receive the benefit of the attainment of any performance level attained on any measurement date(s) during the period of time that is 12 months after the date of disability.  If a change of control (as defined in the PSU award agreement) occurs during the performance period or up to two years from the final measurement date (and subject to Mr. Kautz’s continuous employment through such time), any PSUs that have been credited based on EBT attainment but remain subject to vesting will become fully vested and convert to shares on the date of the change of control.  In addition, if a change of control occurs during the performance period, the crediting and vesting of PSUs related to one additional performance level for every two quarters that remain in the performance period will also accelerate and the related shares will be paid out.  If an odd number of quarters remains within the performance period, vesting for 50% of the PSUs related to the fractional performance level will accelerate.

In addition, upon a termination of employment or change of control, each of Eric Schiffer, Jeff Gold and Howard Gold is entitled to a distribution of all deferred amounts and earnings thereon held on his behalf pursuant to our deferred compensation plan described above under “Deferred Compensation.”

The following table sets forth information on the potential payments to the Named Executive Officers upon termination or change of control, assuming a termination or change of control occurred on March 27, 2010, at which time the closing price of our common stock was $17.25.

Name	Cash Payment ($)		Acceleration of Vesting of Options ($) (c)	Acceleration of Crediting/Vesting of PSUs ($)

Eric Schiffer
• Termination	943,912	(a)
• Change in Control	943,912	(a)
Robert Kautz
• Termination Without Cause or With Good Reason	450,000	(b)	393,648	-
• Change in Control	450,000	(b)	393,648	3,139,500	(d)
• Death				3,139,500	(e)
• Total and Permanent Disability				3,139,500	(f)
Jeff Gold
• Termination	954,838	(a)
• Change in Control	954,838	(a)
Howard Gold
• Termination	959,678	(a)
• Change in Control	959,678	(a)

(a)
Assumes a termination on March 27, 2010 and payments based on the aggregate balance in the deferred compensation plan as of such date.  As discussed above deferred compensation cash payments consists entirely of cash contributed by the named executive officers.

(b)	Assumes a termination on March 27, 2010 and payments based on a base salary as of March 27, 2010.

(c)
Amounts determined by multiplying the number of options for which vesting is accelerated by our closing stock price on March 26, 2010 ($17.25 per share) and subtracting the exercise price of such option shares.

(d)
Amount obtained by multiplying (i) 182,000, which is the number of PSUs that would be converted into shares based on a change of control occurring on March 27, 2010, by (ii) the closing stock price on March 26, 2010 of $17.25 per share.

(e)
Amount obtained by multiplying (i) 182,000, or 65% of 280,000, which is the number of PSUs that would be converted into shares based on achieving performance through level 8 at March 27, 2010, by (ii) the closing stock price on March 26, 2010 of $17.25 per share.

(f)
As described above, the number of PSUs that would convert into shares upon a termination of Mr. Kautz’s employment due to disability is determined based upon the performance levels, if any that are attained on any measurement dates during the period of time that is 12 months after the date of disability.  Amount obtained by multiplying (i) 182,000, or 65% of 280,000, which is the number of PSUs that would be converted into shares based on all time based restriction on the credited PSUs as of March 27, 2010 lapsing as well achieving performance level 8 during the 12 months after March 27, 2010, by (ii) the closing stock price on March 26, 2010 of $17.25 per share.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence requirements of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2010, the Audit Committee:

1.	Reviewed and discussed the audited financial statements for the fiscal year ended March 27, 2010 with management and BDO USA, LLP, the Company’s independent registered accounting firm;

2.
Discussed with BDO USA, LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

3.	Received written disclosures and a letter from BDO USA, LLP regarding its independence as required by PCAOB Rule 3526. The Audit Committee also discussed with BDO USA, LLP the firm’s independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

Based on our review of the audited financial statements and discussions with management and BDO USA, LLP, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 2010 for filing with the SEC.

AUDIT COMMITTEE

Lawrence Glascott (Chairman)
Marvin Holen
Peter Woo

RELATED PERSON TRANSACTIONS

We currently lease 13 store locations and a parking lot associated with one of these stores from the Gold family and their affiliates, of which 12 stores are leased on a month to month basis. Rental expense for these facilities was approximately $2.1 million in each of fiscal year 2010, 2009 and 2008.  We enter into real estate transactions with affiliates (“Affiliate Real Estate Transactions”) only for the renewal or modification of existing leases and on occasions where we determine that such transactions are in our best interests and those of our shareholders. Moreover, the Nominating and Corporate Governance Committee, consisting of all of the independent members of the Board of Directors, must approve all real estate transactions between the Company and its affiliates. They must also determine that such transactions are equivalent to a negotiated arm’s-length transaction with a third party. We cannot guarantee that we will reach agreements with the Gold family on renewal terms for the properties we currently lease from them. In addition, even if we agree to such terms, we cannot be certain that the Nominating and Corporate Governance Committee will approve them. If we fail to renew one of these leases, we could be forced to relocate or close the leased store.

Pursuant to its charter, the Nominating and Corporate Governance Committee,  is responsible for the review, approval and/or ratification of any transactions with “related persons,” as that term is defined in the regulations of the SEC, if the amount involved exceeds $120,000. Only related person transactions which the Nominating and Corporate Governance Committee finds to be in the best interests of the Company and our shareholders will be approved or ratified.  In addition, Affiliate Real Estate Transactions are subject to the additional standards set forth above.  The Nominating and Corporate Governance Committee has reviewed and approved or ratified the above transactions.

PRINCIPAL SHAREHOLDERS

The following table sets forth as of June 30, 2010, certain information relating to the ownership of our common stock by (i) each person known to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of the Named Executive Officers, and (iv) all of our executive officers and directors as a group.  Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. Unless otherwise noted, the address of each person listed is in care of 99¢ Only Stores, 4000 Union Pacific Avenue, City of Commerce, California 90023.

Names and Addresses	Number of Shares (a)	Percent Of Class (a)
David Gold (b)(d)(e)	16,065,378	22.9%
Sherry Gold (c)(d)(e)	16,065,378	22.9%
Howard Gold (d)(e)	9,231,449	13.2%
Jeff Gold (d)(e)	9,231,449	13.2%
Eric and Karen Schiffer (d)(e)	9,306,455	13.3%
Au Zone Investments #3, LLC (e)	6,865,973	9.8%
FBR Capital Markets Corporation (f)	5,690,974	8.1%
Primecap Management Company (g)	5,944,466	8.5%
Daruma Asset Management, Inc. (h)	3,897,200	5.6%
Marvin Holen (i)	54,000	*
Lawrence Glascott (j)	45,835	*
Eric Flamholtz (k)	20,225	*
Robert Kautz (l)	242,286	*
Peter Woo (m)	37,000	*
All of the Company’s current executive officers and directors as a group, 9 persons (n)	23,636,158	33.8%

*	Less than 1%
(a)
Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that currently are exercisable or exercisable within 60 days of June 30, 2010 are deemed outstanding.

(b)	Includes 4,599,703 shares owned by Sherry Gold, David Gold’s spouse.
(c)	Includes 4,599,703 shares owned by David Gold, Sherry Gold’s spouse.
(d)	Includes 6,865,973 shares controlled through Au Zone Investments #3, LLC.
(e)
Au Zone Investments #3, LLC, is the general partner of Au Zone Investments #2, L.P., a California limited partnership (the “Partnership”). The Partnership is the registered owner of 6,865,973 shares of common stock. The limited partners of the Partnership are David Gold, Sherry Gold, Howard Gold, Jeff Gold and Karen Schiffer (the daughter of David and Sherry Gold). Each of the limited partners of the Partnership owns a 20% interest in Au Zone Investments #3, LLC.

(f)
This information is based on an Amendment to Schedule 13G filed by FBR Capital Markets Corporation, 1001 Nineteenth Street North, Arlington, VA 22209, on February 16, 2010.  According to this filing, FBR Capital Markets Corporation, FBR Asset Management Holdings Inc., and FBR Fund Advisers, Inc., have shared voting and share dispositive power with respect to 5,690,974 shares.

(g)
This information is based on an Amendment to Schedule 13G filed by Primecap Management Company, 225 South Lake Avenue #400, Pasadena, CA 91101, on February 11, 2010.  According to this filing, Primecap Management Company has sole voting power with respect to 3,236,466 shares and sole dispositive power with respect to 5,944,466 shares.

(h)
This information is based on a Schedule 13G filed by Daruma Asset Management, Inc., 80 West 40th Street, 9th Floor, New York, NY 10018, on February 16, 2010.  According to this filing, Daruma Asset Management, Inc. has sole voting power with respect to 1,436,600 shares and sole dispositive power with respect to 3,897,200 shares.

(i)	Includes 28,000 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or before August 29, 2010.
(j)	Includes 28,000 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or before August 29, 2010.
(k)	Includes 18,000 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or before August 29, 2010.
(l)	Includes 223,785 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or before August 29, 2010.
(m)	Includes 12,000 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or before August 29, 2010.
(n)
Includes (i) 4,599,703 shares of common stock owned by Sherry Gold, the spouse of David Gold, and (ii) 6,865,973 shares of common stock controlled through Au Zone Investments #3, LLC and (iii) 309,785 shares of common stock that may be acquired upon exercise of stock options that are or will become exercisable on or before August 29, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater-than-ten percent shareholders are required by the SEC’s regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during fiscal 2010, with the exception of a single late filing for our annual option grant to each of our non-executive directors (Messrs. Flamholtz, Glascott, Holen and Woo) and a single late filing by Robert Kautz for the vesting of shares under his PSU award following our Form 10-Q filing in November 2009, all of our officers, directors and greater-than-ten percent shareholders complied with all Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS

Any shareholder who intends to present a proposal at the next annual meeting for inclusion in our proxy statement and proxy relating to such annual meeting must submit such proposal to us at our principal executive offices by March 29, 2011. In addition, in the event a shareholder proposal is not received by us by July 1, 2011, the proxy to be solicited by the Board of Directors for the 2011 annual meeting will confer discretionary authority on the holders of the proxy to vote the shares if the proposal is presented at the 2011 annual meeting without any discussion of the proposal in the proxy statement for such meeting.

OTHER BUSINESS

The Board knows of no business other than that described in this Proxy Statement that will be presented for consideration at the Annual Meeting.  If other business shall properly come before the Annual Meeting, shares of our common stock represented by valid proxies will be voted on such matters in accordance with the best judgment of the persons named as proxies on the proxy cards if you received a paper copy or the proxy granted through the Internet at www.proxyvote.com using the instructions included in the notice regarding the Internet availability of proxy materials for the Annual Meeting, or their duly authorized designees.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

BDO USA, LLP (“BDO”) served as the Company’s independent registered public accounting firm and reported on the Company’s consolidated financial statements for fiscal 2010 and fiscal 2009.

Services provided by BDO and related fees for fiscal years 2010 and 2009, were as follows:

	Year Ended March 27, 2010	Year Ended March 28, 2009
Audit Fees (a)	$1,565,000	$1,711,000
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-

(a)
Includes fees necessary to perform an audit or quarterly review in accordance with generally accepted auditing standards and services that generally only the independent registered public accounting firm can reasonably provide, such as attest services, consents and assistance with, and review of, documents filed with the SEC.  The amounts also include fees related to BDO’s attestation of our internal control over financial reporting.

The Audit Committee has considered whether the provision of non-audit services by our principal registered public accounting firm is compatible with maintaining auditor independence and determined that it is.  Pursuant to the rules of the SEC, before our independent registered accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Audit Committee or entered into pursuant to the Audit Committee’s pre-approval policies and procedures.  The Audit Committee has adopted a policy attached as Appendix A, granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services.

SOLICITATION OF PROXIES

The expenses of preparing, assembling, printing and mailing this proxy statement and the materials used in the solicitation of proxies will be borne by us.  It is contemplated that the proxies will be solicited through the mails, but our officers, directors and regular employees may solicit proxies personally.  Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to shareholders whose stock in us is held of record by such entities.   In addition, we may use the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies if management determines it advisable.

ANNUAL REPORT ON FORM 10-K

OUR ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 27, 2010, WILL BE MADE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO 99¢ ONLY STORES, 4000 UNION PACIFIC AVENUE, CITY OF COMMERCE, CALIFORNIA 90023, ATTENTION: CHIEF FINANCIAL OFFICER. DUE TO THE VOLUMINOUS NATURE OF THE EXHIBITS OF THIS REPORT, THESE EXHIBITS WILL BE PROVIDED ONLY UPON REQUEST AND PAYMENT OF COPYING CHARGES.

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on September 14, 2010. The proxy statement and Annual Report on Form 10-K are available at www.proxyvote.com.

As permitted by the SEC’s rules, we are making our proxy material available to our shareholders electronically via the Internet. We are mailing our shareholders a notice containing instructions on how to access this proxy statement and our annual report and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your voting instructions over the Internet. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice.

ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Eric Schiffer
Eric Schiffer
Chief Executive Officer
4000 Union Pacific Avenue
City of Commerce, California 90023

July 25, 2010

Appendix A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
99¢ ONLY STORES

PRE-APPROVAL POLICY

I.              STATEMENT OF PRINCIPLES

The Audit Committee of the Board of Directors (the “Board”) of 99¢ Only Stores (the “Corporation”) is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor's independence.  Unless a type of service to be provided by the independent auditor has received pre-approval pursuant to this policy, it will require specific pre-approval by the Audit Committee.  Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.  The Audit Committee will periodically review previously pre-approved services, based on subsequent determinations.

II.            DELEGATION

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chair of the Audit Committee the authority to amend or modify the list of pre-approved non-audit services and fees.  The Chair will report action taken to the Audit Committee at its next scheduled meeting.  The Audit Committee may also delegate pre-approval authority to one or more of its members who shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.  The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management or to the Board generally.

III.           AUDIT SERVICES

The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee.  The independent auditor will provide the Audit Committee with an engagement letter and fee proposal outlining the scope and cost of the audit services proposed to be performed during the fiscal year.  Once agreed to by the Audit Committee, the final engagement letter and fee proposal will be formally accepted.  The Audit Committee will then approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Corporation structure or other matters.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services that only the independent auditor reasonably can provide.  The Audit Committee has pre-approved (i) statutory audits or financial audits for subsidiaries or affiliates of the Corporation, (ii) services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents, etc.), and assistance in responding to SEC comment letters, and (iii) consultations by the Corporation’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard setting body (other than services that are “audit-related” services under SEC rules which have been separately pre-approved).  Other audit services that reasonably could be performed by someone other than the independent auditor must be separately pre-approved by the Audit Committee.

IV.           AUDIT-RELATED SERVICES

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Corporation's financial statements and that are traditionally performed by the independent auditor.  The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor, and has pre-approved audit-related services related to (i) internal control reviews and assistance with internal control reporting requirements, (ii) consultations by the Corporation’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard setting body (other than services that are “audit” services under SEC rules which have been separately pre-approved), (iii) attest services not required by statute or regulation, and (iv) agreed-upon or expanded audit procedures relating to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters.  All other audit-related services must be separately pre-approved by the Audit Committee.

V.            TAX SERVICES

It is the preference of the Audit Committee for tax services such as tax compliance, tax planning and tax advice to be performed by an accountant other than the independent auditor.  However, if the Audit Committee believes that the independent auditor can provide tax services to the Corporation without impairing the auditor's independence, and the Audit Committee desires to retain the independent auditor for tax services, those services must be specifically pre-approved by the Audit Committee.  In no event will the Audit Committee permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

VI            ALL OTHER SERVICES

The Audit Committee may grant pre-approval to those permissible non-audit services classified as “all other” services that it believes are routine and recurring services, and would not impair the independence of the auditor.

A list of the SEC's prohibited non-audit services is attached to this policy as Exhibit 1.  The SEC's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII.          PRE-APPROVAL FEE LEVELS

Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee.  Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee. The initial pre-approval fee level shall be $30,000.

VIII.        SUPPORTING DOCUMENTATION

With respect to each proposed pre-approved service, the independent auditor will be required to provide detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided.

IX.          PROCEDURES

Except for the annual audit services engagement (the procedures for which are set forth in Section III above), all requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Executive Officer, and must include a joint statement as to whether, in their view, the request or application is permissible under all legal requirements and consistent with the SEC's rules on auditor independence.

EXHIBIT 1

PROHIBITED NON-AUDIT SERVICES

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client*

•	Financial information systems design and implementation*

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports*

•	Actuarial services*

•	Internal audit outsourcing services*

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

*  Provision of these non-audit services may be permitted if it is reasonable to conclude (without reference to materiality) that the results of these services will not be subject to audit procedures during the audit of the Corporation’s financial statements.

Appendix B

99¢ ONLY STORES

2010 EQUITY INCENTIVE PLAN

Effective ___________, 2010

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TABLE OF CONTENTS
(continued)

6.9	Notification Regarding Disposition of Incentive Stock Options	13

ARTICLE 7.	STOCK APPRECIATION RIGHTS	14

7.1	Grant of Stock Appreciation Rights	14

7.2	Stock Appreciation Right Term	14

7.3	Stock Appreciation Right Vesting	14

7.4	Manner of Exercise	15

7.5	Payment	15

7.6	Substitution of Options	15

ARTICLE 8.	RESTRICTED STOCK	15

8.1	Award of Restricted Stock	15

8.2	Rights as Stockholders	16

8.3	Restrictions	16

8.4	Repurchase or Forfeiture of Restricted Stock	16

8.5	Certificates for Restricted Stock	16

8.6	Section 83(b) Election	17

ARTICLE 9.	PERFORMANCE AWARDS, STOCK PAYMENTS AND RESTRICTED STOCK UNITS	17

9.1	Performance Awards	17

9.2	Stock Payments	17

9.3	Restricted Stock Units	18

9.4	Term	18

9.5	Exercise or Purchase Price	18

ARTICLE 10.	ADDITIONAL TERMS OF AWARDS	18

10.1	Payment	18

10.2	Tax Withholding	18

10.3	Transferability of Awards	19

10.4	Conditions to Issuance of Shares	20

10.5	Forfeiture Provisions	21

10.6	Prohibition on Repricing	21

10.7	Permitted Replacement Awards	21

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TABLE OF CONTENTS
(continued)

10.8	Shareholder Approval of Certain Accelerations	21

ARTICLE 11.	ADMINISTRATION	22

11.1	Committee	22

11.2	Duties and Powers of Committee	22

11.3	Action by the Committee	22

11.4	Authority of Committee	22

11.5	Decisions Binding	23

11.6	Delegation of Authority	23

ARTICLE 12.	MISCELLANEOUS PROVISIONS	24

12.1	Amendment, Suspension or Termination of the Plan	24

12.2	Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events	24

12.3	No Stockholder Rights	27

12.4	Paperless Administration	27

12.5	Effect of Plan upon Other Compensation Plans	27

12.6	Compliance with Laws	27

12.7	Titles and Headings; References to Sections of the Code or the Exchange Act	27

12.8	Governing Law	27

12.9	Section 409A	28

12.10	No Rights to Awards	28

12.11	Unfunded Status of Awards	28

12.12	Indemnification	29

12.13	Term	29

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99¢ ONLY STORES
2010 EQUITY INCENTIVE PLAN

ARTICLE 1.
PURPOSE

The purpose of the 99¢ Only Stores 2010 Equity Incentive Plan (the “Plan”) is to attract, motivate and retain the services of Employees, Non-Employee Directors and Consultants by enabling them to participate in the growth and financial success of 99¢ Only Stores (the “Company”) and to align their individual interests to those of the Company’s stockholders.

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below:

1.             “Affiliate” shall mean a person or entity that directly or indirectly controls or is controlled by, or is under common control with, the Company.

2.             “Award” shall mean, as the case may be, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Performance Awards, Stock Payments or Stock Appreciation Rights.

3.             “Award Agreement” shall mean any written notice, terms and conditions, contract or other instrument or document evidencing an Award, including in electronic form, which shall contain any terms and conditions with respect to the Award as the Committee shall determine consistent with the Plan and any applicable Program.

4.             “Award Limit” shall mean with respect to Awards payable in Shares or in cash, as the case may be, the respective limit set forth in Section 4.5.

5.             “Board” shall mean the Board of Directors of the Company.

6.             A “Change of Ownership” shall be deemed to have occurred if any of the following has occurred: (a) any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, as determined in accordance with Section 1.409A-3(i)(5)(v) of the Treasury Regulations; provided, that if a person or group is considered either to own more than 50% of the total fair market value or total voting power of the stock of the Company, or to own more than the market value or total voting power specified in (b) below, and such person or group acquires additional stock of the Company, the acquisition of additional stock by such person or group shall not be considered to cause a “Change of Ownership”; (b) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 50% or more of the total voting power of the stock of the Company, as determined in accordance with Section 1.409A-3(i)(5)(vi) of the Treasury Regulations; provided, that if a person or group is considered to possess 50% or more of the total voting power of the stock of the Company, and such person or group acquires additional stock of the Company, the acquisition of additional stock by such person or group shall not be considered to cause a “Change of Ownership”; (c) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election, as determined in accordance with Section 1.409A-3(i)(5)(vi) of the Treasury Regulations; or (d) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, as determined in accordance with Section 1.409A-3(i)(5)(vii) of the Treasury Regulations; provided, that a transfer of assets shall not be treated as a “Change of Ownership” when such transfer is made to an entity that is controlled by the stockholders of the Company, as determined in accordance with Section 1.409A-3(i)(5)(vii)(B) of the Treasury Regulations.

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7.              “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the Treasury Regulations and official guidance promulgated by the U.S. Department of Treasury.

8.             “Committee” shall mean the Compensation Committee of the Board or another committee of the Board designated by the Board that consists solely of Directors meeting the qualifications described in Section 11.1.

9.             “Common Stock” shall mean the common stock of the Company, no par value.

10.            “Company” shall mean 99¢ Only Stores.

11.            “Company Stock Administrator” shall mean the stock administrator of the Company, or such other person or entity designated by the Committee, or his, her or its office, as applicable, whether or not employed by the Company.

12.            “Consultant” shall mean any consultant or advisor engaged to provide services to the Company or any Affiliate that qualifies as a consultant or advisor under the instructions for use of a Form S-8 Registration Statement.

13.            “Covered Employee” shall mean any Employee who is, or who the Committee believes may become, a “covered employee” within the meaning of Section 162(m) of the Code.

14.            “Director” shall mean a member of the Board.

15.            “Effective Date” shall mean the date the Plan is first approved by the Company’s stockholders in accordance with the requirements of the applicable Securities Exchange and Sections 162(m) and 422 of the Code.

16.            “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee or the Board.

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17.            “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or of any Affiliate.

18.            “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the Share price (or the price of other securities), and results upon its implementation in a change in the per-Share value of the Shares underlying outstanding Awards.

19.            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

20.            “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(1)            If the Common Stock is listed on any Securities Exchange, its Fair Market Value shall be the closing sales price for a Share as quoted on such Securities Exchange for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported by The Wall Street Journal or such other source (whether in print or electronic) as the Committee deems reliable;

(2)            If the Common Stock is not listed on any Securities Exchange, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported by The Wall Street Journal or such other source (whether in print or electronic) as the Committee deems reliable; or

(3)            If the Common Stock is neither listed on any Securities Exchange nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith.

21.            “Full Value Award” shall mean any Award other than (i) an Option, (ii) a Stock Appreciation Right or (iii) any other Award for which the Holder must pay the intrinsic value existing as of the date of grant (whether directly or by foregoing a right to receive a payment from the Company or any Affiliate) as a condition to exercising or receiving payment under it.

22.            “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation (as defined in Section 424(e) of the Code) thereof.

23.            “Holder” shall mean a person who has been granted an Award.

24.            “Incentive Stock Option” shall mean an Option that is intended to qualify as an “incentive stock option” under, and conforms to the applicable provisions of, Section 422 of the Code.

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25.            “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

26.            “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

27.            “Option” shall mean a right to purchase Shares at a specified exercise price, granted under ARTICLE 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

28.            “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.

29.            “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

30.            “Performance Criteria” shall mean the criteria that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period.  The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i)  income/loss (e.g., operating income/loss, EBIT or similar measures, net income/loss, earnings/loss per share, residual or economic earnings), (ii) cash flow (e.g., operating cash flow, total cash flow, EBITDA, cash flow in excess of cost of capital or residual cash flow, cash flow return on investment and cash flow sufficient to achieve financial ratios or a specified cash balance), (iii) returns (e.g., on sales, revenues, investments, assets, capital and equity), (iv) working capital (e.g., working capital divided by revenues), (v) margins (e.g., variable margin, profits divided by revenues, gross margins and margins divided by revenues), (vi) liquidity (e.g., total or net debt, debt reduction, debt-to-capital, debt-to-EBITDA and other liquidity ratios), (vii) revenues, cost initiative and stock price metrics (e.g., revenues, stock price, total shareholder return, expenses, cost structure improvements and costs divided by revenues or other metrics) and (viii) strategic metrics (e.g., market share, sales volume, comparable store sales, customer satisfaction, employee satisfaction, service quality, productivity, operating efficiency, inventory management, shrinkage, safety, workplace diversity, and goals related to acquisitions, divestitures or other transactions).

31.            “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Committee for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, either independently or as compared to one or more companies, performance of specific subsidiaries or business units, either independently or as compared to one or more companies’ subsidiaries or business units, or otherwise as determined by the Committee.  If the Committee believes, in its sole discretion, that an equitable adjustment to any Performance Goal is advisable in light of new developments or circumstances, the Committee may provide for one or more objectively determinable adjustments. Such adjustments may include or arise from one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws or business conditions.  For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

4

32.            “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

33.            “Permitted Transferee” shall mean, with respect to a Holder, any person entitled to use a Form S-8 Registration Statement to exercise Awards originally granted to the Holder and to sell Shares issued pursuant to Awards originally granted to the Holder.

34.            “Plan” shall mean this 99¢ Only Stores 2010 Equity Incentive Plan.

35.            “Program” shall mean any program adopted by the Committee pursuant to the Plan containing terms and conditions intended to govern one or more specific types of Awards and/or the manner in which they may be granted.

36.            “QDRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the regulations or official guidance promulgated thereunder.

37.            “Restricted Stock” shall mean Shares awarded under ARTICLE 8 that are subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

38.            “Restricted Stock Units” shall mean the right to receive Shares or the value of Shares awarded under Section 9.3.

39.            “Retirement” shall mean an Employee’s severance from employment with the Company and its Affiliates for any reason other than a leave of absence, termination for cause, death or disability, at such time as the Employee’s age and years of service with the Company and its Affiliates equals at least 65 or more, provided that the Employee is then at least 55 years of age.  The Company shall have the sole right to determine whether an Employee’s severance from employment constitutes a Retirement.

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40.            “Securities Exchange” shall mean the New York Stock Exchange or any other securities exchange, national market system or automated quotation system on which the Shares are listed, quoted or traded.

41.            “Shares” shall mean shares of Common Stock.

42.            “Stock Appreciation Right” shall mean a stock appreciation right as described and granted under ARTICLE 7.

43.            “Stock Payment” shall mean (a) a payment in the form of Shares or (b) a right to purchase Shares, however denominated or described, as part of a bonus, deferred compensation or other arrangement, in any such case awarded under Section 9.2.

44.            “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity, in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an Award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

45.            “Termination of Service” shall mean,

(1)            As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(2)            As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, with or without cause, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences employment or service with the Company or any Affiliate.

(3)            As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Committee otherwise provides in the terms of the Program, Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if and to the extent that any such event interrupts employment for the purposes of Section 422(a)(2) of the Code.  For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

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Notwithstanding the foregoing, with respect to any Award that constitutes “deferred compensation” subject to the requirements of Section 409A of the Code, a Termination of Service shall not be deemed to have occurred until there also has been a “separation from service” within the meaning of Section 409A of the Code, as determined in accordance with Section 1.409A-1(h) of the Treasury Regulations; provided that (i) for a Holder who provides services to the Company as an Employee, a separation from service shall be deemed to occur when the Holder has experienced a termination of employment with the Company and the facts and circumstances indicate that the Holder and the Company reasonably anticipate that either (A) no further services will be performed by the Holder for the Company after a certain date or (B) the level of bona fide services the Holder will perform for the Company after a certain date (whether as an Employee or as an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed by the Holder (whether as an Employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services performed for the Company if the Holder has been performing services for less than 36 months); and (ii) for a Holder who provides services to the Company as an independent contractor, a separation from service shall be deemed to occur upon expiration or termination of all contracts under which services are performed by the Holder for the Company, provided that such expiration or termination constitutes a good-faith and complete severing of the contractual relationship between the Holder and the Company, and provided, further, that for a Holder who provides services to the Company as both an Employee and an independent contractor, a separation from service shall generally not occur until the Holder has ceased providing services for the Company as both an Employee and an independent contractor pursuant to clauses (i) and (ii) of this sentence.  For purposes of determining whether a separation from service has occurred, services performed for the Company shall include services performed both for the Company and for any other corporation that is a member of the same “controlled group” as the Company under Section 414(b) of the Code or any other trade or business (such as a partnership) that is under common control with the Company as determined under Section 414(c) of the Code, in each case as modified by Section 1.409A-1(h)(3) of the Treasury Regulations and substituting “at least 50 percent” for “at least 80 percent” each place it appears in Section 1563(a) of the Code or Section 1.414(c)-2 of the Treasury Regulations.

46.            “Treasury Regulations” shall mean the final, temporary and proposed regulations promulgated by the U.S. Department of Treasury under the Code, as such regulations may be amended from time to time.

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ARTICLE 3.
SHARES SUBJECT TO THE PLAN

3.1            Number of Shares.

(a)            Subject to adjustment as provided in Sections 3.1(b) and 12.2, a total of four million, nine hundred ninety nine thousand, nine hundred and ninety nine (4,999,999) Shares shall be authorized for grant under the Plan. This limit includes Shares that were authorized for grant under the Company’s 1996 Stock Option Plan but that were not issued or subject to outstanding awards as of the Effective Date.  Any Share that is subject to an Award that could be settled with Shares shall be deducted from this limit at the ratio of one (1) Share for every one (1) Share subject to the Award.  After the Effective Date, no new awards may be granted under the 1996 Stock Option Plan, but any awards under the 1996 Stock Option Plan that are outstanding as of the Effective Date shall continue to be subject to the terms and conditions of the 1996 Stock Option Plan.

(b)            If an Award expires or is canceled, forfeited or settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such expiration, cancellation, forfeiture or cash settlement, again be available as Shares authorized for grant under the Plan, in accordance with Section 3.1(d) below.  Notwithstanding anything to the contrary contained herein, Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Award or to satisfy any tax withholding obligation with respect to an Award shall not be available as Shares authorized for grant under the Plan.

(c)            Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available shares shall not be made after the date awards could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

(d)            Each Share that again becomes available for grant pursuant to this Section 3.1 shall be added back as one (1) Share.

3.2            Stock Distributed.  Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

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ARTICLE 4.
GRANT OF AWARDS

4.1            Participation.  The Committee may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted.

4.2            Award Agreement.  Each Award shall be evidenced by an Award Agreement. Award Agreements shall contain such terms and conditions as may be determined by the Committee that are not inconsistent with the Plan, including any terms and conditions that are necessary for Awards to comply with, or be exempt from, the requirements of Section 409A of the Code.  Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3            Programs.  The Board or the Committee may from time to time establish Programs pursuant to the Plan. An Award Agreement evidencing an Award granted pursuant to any Program shall comply with the terms and conditions of such Program and the Plan.

4.4            Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, any Award granted to any individual who is then subject to Section 16 of the Exchange Act, and any applicable Program shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and each Program and Award shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.5            Fiscal Year Award Limit.  Notwithstanding any provision in the Plan to the contrary, and subject to Section 12.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any fiscal year of the Company shall be four hundred ninety nine thousand, nine hundred and ninety nine (499,999) and the maximum aggregate amount of cash that may be paid to any one person during any fiscal year of the Company with respect to one or more Performance Awards payable in cash shall be nine hundred ninety nine thousand, nine hundred ninety nine Dollars ($999,999).  To the extent required by Section 162(m) of the Code, Shares subject to Awards that are canceled shall continue to be counted against the Award Limit specified in the preceding sentence.

4.6            Minimum Vesting.  The minimum time-based vesting period for an Award that is subject to the satisfaction of one or more Performance Goals or other performance-based criteria shall be one (1) year.  With the exception of Stock Payments that are not subject to vesting, each other Award shall be subject to a minimum three (3) year time-based vesting period; provided, however, the Committee may provide for (a) an equal portion of each such Award to vest in annual installments during such three (3) year period, (b) a longer (but not shorter) time-based vesting period for an Award so long as the vesting schedule is not more favorable to the Holder than the default schedule specified above or (c) the acceleration of vesting to the extent permitted by Section 10.8.

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4.7            At-Will Employment.  Nothing in the Plan, any Program or any Award Agreement shall confer upon any Holder any right to be employed by or to serve as a Director or Consultant for the Company or any Affiliate, or to continue in such employment or service, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate.

4.8            Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the sole discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or (subject to the requirements of Section 409A of the Code) at a different time from the grant of such other Awards.

ARTICLE 5.
PERFORMANCE-BASED COMPENSATION

5.1            Purpose.  The Committee, in its sole discretion, may determine at the time an Award is granted whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this ARTICLE 5 shall control over any contrary provision contained in the Plan.  The Committee may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this ARTICLE 5 and that are not intended to qualify as Performance-Based Compensation.

5.2            Applicability.  The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period (or entitle such Eligible Individual to any such grant) and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period (or entitle any such other Eligible Individual to any such grant).

5.3            Types of Awards.  Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Covered Employee in a manner intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock for which the restrictions lapse upon the attainment of specified Performance Goals, and any Performance Awards described in ARTICLE 9 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4            Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted one or more Covered Employees and that is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish objective Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify an objective relationship between the Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned or payable under such Awards, to the extent provided under any applicable Program or Award Agreement, the Committee shall have the right to reduce or eliminate (but not to increase) the amount earned or payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including, without limitation, the assessment of individual or Company performance for the Performance Period.

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5.5            Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Program or Award Agreement, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6            Additional Limitations.  Notwithstanding any other provision of the Plan and except as otherwise determined by the Committee, any Award that is granted to a Covered Employee and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code that are requirements for qualification as Performance-Based Compensation, and the Plan, any applicable Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.
OPTIONS

6.1            Grant of Options to Eligible Individuals.  The Committee is authorized to grant Options to Eligible Individuals on such terms and conditions as it may determine that are not inconsistent with the Plan; provided, however, that no Option shall be granted to any Employee or Consultant of an Affiliate unless the Company is an “eligible issuer of service recipient stock” with respect to such person within the meaning of Section 409A of the Code.

6.2            Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation of the Company (as defined in Section 424(f) of the Code). No person who is a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.  Any Incentive Stock Option granted under the Plan may be modified by the Committee, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of Shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code.  The requirements set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of Shares shall be determined as of the time the respective instruments were granted. Subject to adjustment as provided in Sections 3.1(b) and 12.2, no more than four million, nine hundred ninety nine thousand, nine hundred and ninety nine (4,999,999) Shares may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan.

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6.3            Option Exercise Price.  The exercise price per Share subject to each Option shall be set by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or on the date the Option is modified, extended or renewed for purposes of Section 409A of the Code or, as to an Incentive Stock Option, Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4            Option Term.  The term of each Option shall be set by the Committee in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder.  The Committee shall determine the time period, including the time period following a Termination of Service, during which a Holder has the right to exercise the vested Options, which time period may not extend beyond the term of the Option.

6.5            Option Vesting.  Subject to Section 4.6, the Committee shall determine the period of time and other conditions that must be satisfied before the Holder’s right to exercise an Option, in whole or in part, shall vest.  Such vesting may be based on service with the Company or an Affiliate, any of the Performance Criteria, or any other criterion or condition determined by the Committee. No portion of an Option that cannot be exercised at the Holder’s Termination of Service shall thereafter become exercisable.

6.6            Substitute Awards.  Notwithstanding the foregoing provisions of this ARTICLE 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such Fair Market Value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares, and that the grant of the Substitute Award otherwise satisfies the requirements of Section 1.409A-1(b)(5)(v)(D) of the Treasury Regulations or, in the case of an Incentive Stock Option, Section 1.424-1(a) of the Treasury Regulations.

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6.7            Substitution of Stock Appreciation Rights.  The Committee may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable and such Stock Appreciation Right shall have the same exercise price and the same remaining vesting schedule and term as such Option.

6.8            Exercise of Options.  An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Company Stock Administrator:

(a)            A written or electronic notice complying with the applicable rules established by the Company Stock Administrator stating that the Option, or a portion thereof, is exercised.  The notice must be signed in writing or electronically by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b)            Such representations and documents as the Company Stock Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable laws and regulations, and the rules of any applicable Securities Exchange.  The Company Stock Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)            In the event that the Option shall be exercised by any person other than the Holder who is permitted to exercise the Option in accordance with Section 10.3, appropriate proof of the right of such person to exercise the Option, as determined in the sole discretion of the Company Stock Administrator; and

(d)            Full payment of the exercise price and applicable withholding taxes to the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 10.1 and 10.2.

6.9            Notification Regarding Disposition of Incentive Stock Options.  The Holder shall give the Company Stock Administrator prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

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ARTICLE 7.
STOCK APPRECIATION RIGHTS

7.1            Grant of Stock Appreciation Rights.

(a)            The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals on such terms and conditions as it may determine that are not inconsistent with the Plan; provided, however, that no Stock Appreciation Right shall be granted to any Employee or Consultant of an Affiliate unless the Company is an “eligible issuer of service recipient stock” with respect to such person within the meaning of Section 409A of the Code.

(b)            A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price of the Stock Appreciation Right from the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right, and multiplying the difference, if positive, by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Committee may impose. Except as described in Section 7.1(c) below, the exercise price of each Stock Appreciation Right shall be set by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (or on the date the Stock Appreciation Right is modified, extended or renewed for purposes of Section 409A of the Code).

(c)            Notwithstanding the foregoing provisions of Section 7.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the exercise price of such Stock Appreciation Right may be less than 100% of the Fair Market Value of a Share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares, and that the grant of the Substitute Award otherwise satisfies the requirements of Section 1.409A-1(b)(5)(v)(D) of the Treasury Regulations.

7.2            Stock Appreciation Right Term.  The term of each Stock Appreciation Right shall be set by the Committee in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted.  The Committee shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise a vested Stock Appreciation Right, which time period may not extend beyond the term of the Stock Appreciation Right.

7.3            Stock Appreciation Right Vesting.  Subject to Section 4.6, the Committee shall determine the period of time and other conditions that must be satisfied before the Holder’s right to exercise a Stock Appreciation Right, in whole or in part, shall vest.  Such vesting may be based on service with the Company or an Affiliate, any of the Performance Criteria, or any other criterion or condition determined by the Committee.  No portion of a Stock Appreciation Right that cannot be exercised at the Holder’s Termination of Service shall thereafter become exercisable.

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7.4            Manner of Exercise.  All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Company Stock Administrator, or such other person or entity designated by the Committee, or his, her or its office, as applicable:

(a)            A written or electronic notice complying with the applicable rules established by the Company Stock Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised.  The notice must be signed in writing or electronically by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b)            Such representations and documents as the Company Stock Administrator, in its sole discretion, deems necessary or advisable to effect compliance with applicable laws and regulations.  The Company Stock Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c)            In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 7.4 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

7.5            Payment.  Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this ARTICLE 7 shall be in cash, Shares (based on their Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Committee.

7.6            Substitution of Options.  The Committee may provide in the applicable Program or the Award Agreement evidencing the grant of a Stock Appreciation Right that the Committee, in its sole discretion, shall have the right to substitute an Option for such Stock Appreciation Right at any time prior to or upon exercise of such Stock Appreciation Right; provided, that such Option shall be exercisable with respect to the same number of Shares for which such substituted Stock Appreciation Right would have been exercisable and such Option shall have the same exercise price and the same remaining vesting schedule and term as such Stock Appreciation Right.

ARTICLE 8.
RESTRICTED STOCK

8.1            Award of Restricted Stock.

(a)            The Committee is authorized to grant Restricted Stock to Eligible Individuals, and shall determine such terms and conditions, including the restrictions applicable to each Award of Restricted Stock, that are not inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock, as it deems appropriate.

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(b)            The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable state law. To the extent required by applicable law, legal consideration shall be required for each issuance of Restricted Stock.

8.2            Rights as Stockholders.  Subject to Section 8.4, upon the grant of a Restricted Stock Award, the Holder shall have, unless otherwise provided in the terms of the applicable Award Agreement, all the rights of a stockholder with respect to the Shares subject to the Award, subject to the restrictions in the applicable Program or in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that if the lifting or lapsing of the restrictions on an Award of Restricted Stock is subject to satisfaction of one or more Performance Goals, the Holder shall not be entitled to receive dividends or other distributions with respect to the Shares subject to the Award unless and until each of the applicable Performance Goals has been satisfied, at which time declared and accrued but unpaid dividends and distributions from and after the date of grant of the Award shall become payable to the Holder as soon as practicable.  Notwithstanding anything in the foregoing to the contrary, dividends and other distributions made with respect to the Shares subject to an Award shall only be payable to the Holder of the Award to the extent provided by the Committee under the applicable Program or Award Agreement.

8.3            Restrictions.  All Shares of Restricted Stock (including any Shares received by Holders thereof with respect to Shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, under the terms of the applicable Program or Award Agreement, be subject to such restrictions and vesting requirements as the Committee shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Holder’s duration of employment or service with the Company or its Affiliates, applicable Performance Criteria, Company performance or individual performance. Restricted Stock may not be sold or encumbered until all applicable restrictions are satisfied, terminated or expire.

8.4            Repurchase or Forfeiture of Restricted Stock.  If no purchase price was paid by a Holder in cash or property for a grant of Restricted Stock, upon a Termination of Service the Holder’s rights in any Shares of Restricted Stock then subject to restrictions shall terminate, and such Shares of Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a purchase price was paid by a Holder in cash or property for a grant of Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Holder the Shares of Restricted Stock then subject to restrictions at a cash price per Share equal to the purchase price paid by the Holder in cash or property for such Shares of Restricted Stock or such other amount as may be specified under the applicable Program or in the applicable Award Agreement.

8.5            Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Company Stock Administrator shall determine. Certificates, book entries or electronic registration evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in it sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

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8.6            Section 83(b) Election.  If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.
PERFORMANCE AWARDS, STOCK
PAYMENTS AND RESTRICTED STOCK UNITS

9.1            Performance Awards.

(a)            The Committee is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation.  The number of Shares subject to a Performance Award and the value of a Performance Award may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Performance Awards may be paid in cash, Shares, or both, as determined by the Committee.

(b)            Without limiting Section 9.1(a), the Committee may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.  Any such bonuses paid to a Holder that are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of ARTICLE 5.

9.2            Stock Payments.  The Committee is authorized to make Stock Payments to any Eligible Individual.  The number or value of Shares of any Stock Payment shall be determined by the Committee and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Committee. Shares underlying a Stock Payment that is subject to a vesting schedule or other restrictions, conditions or criteria set by the Committee will not be issued until the restrictions, conditions or criteria have been satisfied. Unless otherwise provided in the applicable Award Agreement, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

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9.3            Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to any Eligible Individual.  The number and terms and conditions of Restricted Stock Units shall be determined by the Committee.  The Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such vesting restrictions, conditions or criteria as it deems appropriate, including, without limitation, conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case on a specified date or dates or over any period or periods, as the Committee determines.  The Company Stock Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units that shall be issued, if applicable, subject to the requirements of Section 409A of the Code. Restricted Stock Units may be paid in cash, Shares, or both, as determined by the Committee. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

9.4            Term.  The term of a Performance Award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Committee in its sole discretion.

9.5            Exercise or Purchase Price.  The Committee may establish an exercise or purchase price for a Performance Award, Shares distributed as a part of a Stock Payment or Shares distributed pursuant to a Restricted Stock Unit Award.

ARTICLE 10.
ADDITIONAL TERMS OF AWARDS

10.1          Payment.  The Committee shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares not subject to any pledge or security interest and held for such period of time as may be required by the Committee, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other property or legal consideration acceptable to the Committee.  The Committee shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders.  Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company to the extent it would violate Section 13(k) of the Exchange Act.

10.2          Tax Withholding.  The Company and any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan.  The Committee may, in its sole discretion and in satisfaction of the foregoing requirement, allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares).  The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities not to exceed the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.  The Company Stock Administrator shall determine the Fair Market Value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option exercise or a Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

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10.3         Transferability of Awards.

(a)            Except as otherwise provided in Section 10.3(b)

(i)            No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than to a Permitted Transferee by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a QDRO, unless and until and to the extent such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)            No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted imposition of liability thereon or disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted hereunder; and

(iii)            During the lifetime of the Holder, only the Holder (or the personal representative of an incompetent Holder) may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a QDRO, in which case the beneficiary of the QDRO may exercise the Award; after the death of the Holder, any exercisable portion of an Award may be exercised by a Permitted Transferee, but only prior to the time when such portion expires or becomes unexercisable under the Plan or the applicable Program or Award Agreement.

(b)            Notwithstanding Section 10.3(a), the Committee, in its sole discretion and subject to such terms and conditions as it may impose, may permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

(c)            A Holder may, in the manner determined by the Committee, designate a Permitted Transferee to exercise the rights of the Holder as his or her beneficiary and to receive any distribution with respect to any Award upon the Holder’s death. Such person shall be subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program, the Award Agreement or applicable law otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Committee prior to the Holder’s death. If no beneficiary has been designated in this manner or the beneficiary does not survive the Holder, the rights of the Holder shall be exercisable by the Holder’s executor or administrator.

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10.4         Conditions to Issuance of Shares.

(a)            Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise or vesting of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws and regulations and, if applicable, the requirements of any Securities Exchange, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)            All certificates evidencing Shares delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee or the Company Stock Administrator deems necessary or advisable to comply with applicable laws and regulations and the rules of any Securities Exchange.

(c)            The Company Stock Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, vesting, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Company Stock Administrator, or because of any other requirement arising from compliance with any applicable laws or regulations, as determined by the Company Stock Administrator, in its sole discretion.

(d)            No fractional Shares shall be issued and the Company Stock Administrator shall determine, in its sole discretion, and in accordance with the requirements of Section 409A of the Code and other applicable law, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding.

(e)            Notwithstanding any other provision of the Plan, unless otherwise determined by the Company Stock Administrator or required by any applicable laws or regulations, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or the Company Stock Administrator).

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10.5         Forfeiture Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Committee shall have the right to provide, in the terms or conditions of Programs or Awards made under the Plan or in any policy with respect to the recovery or recoupment of compensation or benefits in the event of financial restatements or the occurrence of other events that are inconsistent with the payment of compensation, as determined by the Committee, or to require a Holder to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee, (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Committee, or as set forth in a written agreement relating to such Award between the Company and the Holder) or (iv) the Company’s financial results are restated and such proceeds, gains or other economic benefit actually or constructively received by the Holder would have been lower had they been calculated based on such restated results.

10.6         Prohibition on Repricing.  Except as provided in Section 12.2, the Committee shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its exercise price, except with respect to any Substitute Award, or (ii) cancel any outstanding Option or Stock Appreciation Right in exchange for cash or another Award that has a lower exercise price or that provides additional value to the Holder, except with respect to any Substitute Award.

10.7         Permitted Replacement Awards.  The Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award (or any award granted under another Company plan, subject to the terms of such other plan) to increase the exercise price or to cancel and replace an Award (or any award granted under another Company plan, subject to the terms of such other plan) with the grant of an Award having an exercise price that is greater than or equal to the original price per share and having a vesting schedule and term equal to the remaining vesting schedule and term of the Award (or award granted under another Company plan) being replaced, provided, that such amendment or cancellation and replacement does not cause a violation of Section 409A of the Code.

10.8         Shareholder Approval of Certain Accelerations.  The Committee shall not, without the approval of the stockholders of the Company, accelerate the vesting of any Awards except (a) in connection with the death or disability of a Holder or the Retirement of a Holder who is an Employee, or (b) in accordance with Section 12.2(h).

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ARTICLE 11.
ADMINISTRATION

11.1         Committee.  The Committee shall administer the Plan (except as otherwise permitted herein) and shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any Securities Exchange; provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or otherwise provided in any charter of the Committee.

11.2         Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions, subject to the Committee’s power to delegate duties under Section 11.6.  The Committee shall have the power to interpret the Plan, any Program and any Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement in any manner not inconsistent with the Plan; provided that the rights of the Holder of an Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 12.9.  Any such Award under the Plan need not be the same with respect to each Holder.  Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, Section 162(m) of the Code or the rules of any Securities Exchange require otherwise.

11.3         Action by the Committee.  Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee for purposes of the Plan. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any compensation consultant, attorney or other professional retained by the Company to assist in the administration of the Plan.

11.4         Authority of Committee.  Subject to any specific designation in the Plan or any applicable Program, the Committee has the exclusive power, authority and sole discretion to:

(a)            Designate Eligible Individuals to receive Awards;

(b)            Determine the type or types of Awards to be granted to each Eligible Individual;

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(c)            Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)            Determine the terms and conditions of any Award granted pursuant to the Plan (which need not be identical for each Holder), including, but not limited to: the exercise price, grant price, or purchase price; any Performance Criteria; any restrictions or limitations on the Award; any schedule for vesting; lapse of forfeiture restrictions or restrictions on the exercisability of an Award and accelerations or waivers thereof; and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e)            Determine whether, to what extent, and pursuant to what circumstances (i) an Award may be settled or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property (subject to the requirements of Section 409A of the Code), or (ii) an Award may be canceled, forfeited, or surrendered;

(f)            Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)            Decide all other matters that must be determined in connection with an Award;

(h)            Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)            Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(j)            Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

11.5         Decisions Binding.  The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

11.6         Delegation of Authority.  The Board or Committee may from time to time delegate (a) to a committee of one or more members of the Board the authority to grant or amend Awards and (b) to a committee of one or more members of the Board or to one or more officers of the Company the authority to take administrative actions pursuant to ARTICLE 11; provided that any delegation of authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code, applicable securities laws and the rules of any applicable Securities Exchange.  Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board and the Committee.

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ARTICLE 12.
MISCELLANEOUS PROVISIONS

12.1         Amendment, Suspension or Termination of the Plan.  Except as otherwise provided in this Section 12.1, the Plan, any Program and any Award Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders, no action of the Committee may, except as provided in Section 12.2, (i) increase the limits imposed in Section 3.1 on the maximum number of Shares that may be issued under the Plan, (ii) take any action described in Section 10.6 above, (iii) materially modify the requirements for eligibility to participate in the Plan, (iv) materially increase the benefits accruing to participants in the Plan,  or (v) take any other action that requires the approval of the Company’s stockholders under the rules of any applicable Securities Exchange. Except as provided in Section 12.9, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, adversely affect the rights of the Holder under any Award theretofore granted to such Holder, unless the Award itself otherwise expressly so provides.

12.2         Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)            In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the Share price other than an Equity Restructuring, the Committee shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of securities that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of securities that may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which securities subject to Full Value Awards will be counted); (ii) the number and kind of securities (or other property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b)            In the event of any transaction or event described in Section 12.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)            To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

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(ii)            To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)            To make adjustments in the number and type of securities (or other property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)            To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and/or

(v)            To provide that the Award cannot vest, be exercised or become payable after such event.

(c)            In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b):

(i)            The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii)            The number and kind of securities that may be issued under the Plan pursuant to new Awards shall be equitably adjusted.

(d)            The Committee may, in its sole discretion, include such further provisions and limitations in any Award, Program, Award Agreement or certificate or book-entry evidencing Shares, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(e)            No adjustment or action described in this Section 12.2 or in any other provision of the Plan, any applicable Program or the Award Agreement shall be authorized to the extent that such adjustment or action would cause such Award to violate the requirements of Section 409A of the Code. With respect to any Award which is granted to a Covered Employee and is intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 12.2 or in any other provision of the Plan, any applicable Program or the Award Agreement shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Committee determines that the Award should not so qualify. No adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code, unless the Committee determines that Options granted under the Plan are not to qualify as “incentive stock options” under Section 422 of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action could result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions.

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(f)            The existence of the Plan, any Program, any Award Agreement and any Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g)            In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the Share price, including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

(h)            Without limiting the generality of the foregoing, the vesting of an Award will not automatically accelerate upon the occurrence of a Change of Ownership; provided, however, the Committee may determine that upon the occurrence of a Change of Ownership, (i) the acquirer or surviving entity shall be required to assume an Award or substitute a comparable award with respect to the equity of the acquirer or surviving entity, (ii) the vesting of all or any portion of the Award will accelerate to the time immediately prior to the consummation of the Change of Ownership, or, in the case of an Option or Stock Appreciation Right, all or any portion of the Award shall become immediately exercisable so that the Holder will have the opportunity to exercise the Award (or portion thereof) immediately prior to consummation of the Change of Ownership, and/or (iii) all or any portion of the Award, including any unvested portion should the Committee so determine, shall be purchased for (x) in the case of an Option or Stock Appreciation Right, cash in an amount equal to the excess of the aggregate Fair Market Value of the Shares subject to the Award to be purchased over the aggregate exercise price for such Shares, net of tax withholding, and (y) in the case of any other Award, such consideration as the Committee may in good faith determine to be equitable under the circumstances; provided, further, that any determination of the Committee in this regard shall comply with Sections 409A and 424 of the Code.

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12.3         No Stockholder Rights.  Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares subject to any Award until the Holder becomes the record owner of such Shares.

12.4         Paperless Administration.  In the event that the Company Stock Administrator establishes, for the Company or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.5         Effect of Plan upon Other Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate, except as described in Section 3.1(a) above with respect to the Company’s 1996 Stock Option Plan.  Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.6         Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded under the Plan are subject to compliance with all applicable laws and regulations, the rules of any Securities Exchange, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, any Program and any Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

12.7         Titles and Headings; References to Sections of the Code or the Exchange Act.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.8         Governing Law.  The Plan, any Program and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

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12.9         Section 409A.

(a)            To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code.  Notwithstanding any provision of the Plan or the applicable Program or Award Agreement to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any additional taxes under such Section.

(b)            If, at the time of a Holder’s “separation from service” (within the meaning of Section 409A of the Code), (i) such Holder is a “specified employee” (within the meaning of Section 409A of the Code as determined annually by the Committee in accordance with the methodology specified by resolution of the Board or the Committee and in accordance with Section 1.409A-1(i) of the Treasury Regulations) and (ii) the Committee shall make a good-faith determination that an amount payable pursuant to an Award constitutes “deferred compensation” (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the “six-month delay” rule set forth in Section 409A(a)(2)(B) of the Code in order to preserve the tax treatment intended for such payment or to avoid additional tax, interest, or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after the end of such six-month period.  Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable agreement between the Company and the relevant Holder.

(c)            The Holder shall be solely responsible and liable for the satisfaction of all taxes, interest, and penalties that may be imposed on such Holder or for such Holder’s account in connection with any Award (including any taxes, interest, and penalties under Section 409A of the Code), and neither the Company nor its Affiliates shall have any obligation to reimburse, indemnify or otherwise hold such Holder harmless from any or all of such taxes, interest, or penalties.

12.10        No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

12.11       Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

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12.12       Indemnification.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.13       Term.  The ability to grant new awards under this Plan shall terminate on the tenth (10th) anniversary of the Effective Date.

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99¢ ONLY STORES 4000 UNION PACIFIC AVENUE CITY OF COMMERCE, CALIFORNIA 90023
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 13, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 13, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to arrive by no later than the closing of the polls on September 14, 2010.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M16351- P83742 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

99¢ ONLY STORES
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” :
1. Election of Directors	For	Against	Abstain	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” :
1a. Eric G. Flamholtz	0	0	0		For	Against	Abstain
				2. Proposal to ratify the appointment of BDO USA, LLP,	0	0	0
1b. Lawrence Glascott	0	0	0	as our independent registered public accounting firm
				for our fiscal year ending April 2, 2011
1c. David Gold	0	0	0		For	Against	Abstain
				3. Proposal to approve the 99¢ Only Stores 2010 Equity Incentive Plan	0	0	0
1d. Jeff Gold	0	0	0
				THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST”:
1e. Marvin Holen	0	0	0		For	Against	Abstain
				4. Shareholder proposal – limits for directors receiving	0	0	0
1f. Eric Schiffer	0	0	0	20% in against votes

1g. Peter Woo	0	0	0	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.
M16352-P83742

PROXY
99¢ ONLY STORES
4000 UNION PACIFIC AVENUE
CITY OF COMMERCE, CALIFORNIA 90023

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF 99¢ ONLY STORES

The undersigned, a shareholder of 99¢ ONLY STORES, a California corporation (the "Company"), hereby appoints David Gold and Eric Schiffer, and each of them, the proxy of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Company's 2010 Annual Meeting of Shareholders (the "Annual Meeting"), to be held on September 14, 2010, and at any postponement or adjournment thereof, to vote and represent all of the shares of the Company which the undersigned is entitled to vote, as follows, and upon such other business as may properly come before the meeting or any postponement or adjournment thereof in accordance with their best judgment.

The undersigned hereby (a) acknowledges receipt of a copy of the proxy statement relating to the Annual Meeting and (b) revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that the proxy holder may lawfully do by virtue hereof.

This Proxy will be voted in accordance with the instructions set forth on the reverse side. This Proxy will be treated as a GRANT OF AUTHORITY TO VOTE FOR the election of the directors named on the reverse side, FOR the ratification of the Company's independent registered accounting firm, FOR the approval of 99¢ Only Stores 2010 Equity Incentive Plan, AGAINST the shareholder proposal and as the proxy holder shall deem advisable on such other business as may come before the Annual Meeting, unless otherwise directed.

PLEASE MARK, SIGN, DATE, AND RETURN THIS FORM PROMPTLY IN THE ENCLOSED ENVELOPE, OR USE THE INTERNET OR TELEPHONIC OPTIONS DESCRIBED ON THE REVERSE SIDE, EVEN IF YOU PLAN TO ATTEND THE MEETING.

Continued and to be signed on reverse side